UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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IAA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IAA, Inc.

Notice of Annual Meeting and Proxy Statement

Annual Meeting of Stockholders
June 15, 2022

May 2, 2022

DEAR FELLOW STOCKHOLDER

Our Board and management team are energized and aligned in the execution of the Company’s growth strategy and the steps we’re taking to drive enhanced value for our customers and stockholders. Despite some share loss and the continued challenges of navigating through the COVID-19 pandemic and Hurricane Ida throughout this past year, we made significant progress on our key strategic and financial objectives, including:

●	Continued to strengthen our buyer base;

●	Gained new supply side customers and renewed and expanded other key accounts;

●	Enhanced our digital platform with additional products and services to better serve our buyer and seller customers;

●	Improved efficiencies and reduced costs through the deployment of innovative processes and technology; and

●	Expanded internationally into attractive markets.

During 2021, we also announced several acquisitions that affirm our commitment to serving our domestic and global customers and create additional opportunities for growth. In addition, in September 2021, we appointed Susan Healy as our CFO, who we believe will be instrumental in advancing our strategic direction and executing on our financial objectives.

As part of our growth strategy, we are focused on making a meaningful impact toward a circular economy and incorporating environmental, social and governance (ESG) priorities into our strategic roadmap. Last year, we published our first corporate sustainability report and have tasked our Risk & Sustainability Committee with responsibility for overseeing our progress on sustainability priorities as we continue to align ourselves with international ESG reporting frameworks, make progress on carbon emission reduction goals, foster diversity, equity and inclusion throughout our organization and build partnerships with a diverse set of stakeholders.

As part of our commitment to strong corporate governance practices, we are close to completing the board declassification process. The six director nominees up for election this year will serve a one-year term and, beginning with our 2023 annual meeting of stockholders, all of our directors will stand for re-election annually.

As an IAA stockholder, you are being asked to vote on three proposals at this year’s annual meeting of stockholders, which will be held virtually again this year. Your vote matters and we strongly encourage you to vote your shares, which you may do in advance of the meeting.

We have a diverse Board with a variety of backgrounds and areas of expertise, which we believe is important in evaluating the strategic opportunities and challenges we face as a company. It is an honor to serve on the IAA Board with a group of individuals who are highly engaged and committed to creating value for our stockholders.

Thank you again for your continued support of and confidence in IAA.

Sincerely,

John P. Larson

Chairman of the Board

Two Westbrook Corporate Center, Suite 500

Westchester, Illinois 60154

Date and Time:	9:00 a.m., Eastern Daylight Time, on June 15, 2022
Place:	Online at www.cesonlineservices.com/iaa22_vm
Admission:	To attend the Annual Meeting as a stockholder and have the ability to vote and/or submit a question during the Annual Meeting, you will need to pre-register by 9:00 a.m. Eastern Daylight Time on June 14, 2022. Please see “Virtual Annual Meeting” on the following page for additional information.
Items of Business:

Proposal No. 1: To elect each of the six director nominees named in this Proxy Statement to the Board of Directors to serve until our 2023 annual meeting of stockholders and until their respective successors are elected and qualified.

Proposal No. 2: To approve, on an advisory basis, the compensation of our named executive officers.

Proposal No. 3: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2023.

To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date:	You are entitled to notice of, and to vote at, the 2022 annual meeting if you were a stockholder of record at the close of business on April 18, 2022.
Voting by Proxy:	Whether or not you plan to virtually attend the 2022 annual meeting, please vote at your earliest convenience by following the instructions in the proxy card or voting instruction form that accompanied your proxy materials so that your shares can be voted at the 2022 annual meeting in accordance with your instructions.
Stockholder List:	A list of stockholders as of the record date for the 2022 annual meeting may be accessed during the virtual annual meeting at www.cesonlineservices.com/iaa22_vm.

On Behalf of the Board of Directors,

May 2, 2022	J. Sidney Peryar
Westchester, Illinois	Executive Vice President,
Chief Legal Officer & Secretary

The 2022 annual meeting of stockholders (the “Annual Meeting”) will be a completely virtual meeting of stockholders, which will be conducted through a live audio-webcast at www.cesonlineservices.com/iaa22_vm, and will provide stockholders who pre-register for the Annual Meeting with the ability to participate in the Annual Meeting, vote their shares and ask questions.

BENEFITS OF A VIRTUAL ANNUAL MEETING

●	We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders the opportunity to participate fully, equally and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location and enables us to protect the health and safety of all attendees.

●	Stockholders of record and beneficial owners as of April 18, 2022 (the “Record Date”) who pre-register for the Annual Meeting, will have the ability to submit questions directly to our management and Board of Directors and vote electronically at the Annual Meeting via the virtual-only meeting platform, with procedures designed to ensure the authenticity and correctness of your voting instructions.

●	We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management.

ATTENDANCE AND VOTING AT THE VIRTUAL ANNUAL MEETING

●	All stockholders of our common stock as of the Record Date may attend the Annual Meeting at www.cesonlineservices.com/iaa22_vm. To attend the Annual Meeting as a stockholder and have the ability to vote and/or submit a comment or question during the Annual Meeting, you will need to pre-register by 9:00 a.m. Eastern Daylight Time on June 14, 2022.

●	If you were a stockholder as of the Record Date, you may vote shares held in your name as the stockholder of record or shares for which you are the beneficial owner but not the stockholder of record electronically during the Annual Meeting through the online virtual annual meeting platform by following the instructions provided when you log in to the online virtual annual meeting platform. If you hold your shares of common stock in street name and intend to vote during the Annual Meeting, you must obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

●	On the day of the Annual Meeting, Wednesday, June 15, 2022, stockholders may begin to log in to the virtual-only Annual Meeting beginning at 8:30 a.m., Eastern Daylight Time, and the Annual Meeting will begin promptly at 9:00 a.m., Eastern Daylight Time. Please allow ample time for online login.

●	Once your registration is validated, you will receive a confirmation email with instructions for accessing the Annual Meeting. The confirmation email will also contain contact information for technical support or any other questions you have on how to participate in the Annual Meeting.

●	Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

PRE-REGISTER TO ATTEND THE VIRTUAL ANNUAL MEETING

●	In order to attend the Annual Meeting, you will need to pre-register by 9:00 a.m. Eastern Daylight Time on June 14, 2022.

●	Stockholder of Record. Stockholders of record as of the Record Date may register to participate in the Annual Meeting remotely by visiting the website www.cesonlineservices.com/iaa22_vm. Please have your proxy card containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting.

●	Beneficial Owner. Stockholders whose shares are held through a broker, bank or other nominee as of the Record Date may register to participate in the Annual Meeting remotely by visiting the website www.cesonlineservices.com/iaa22_vm. Please have your voting instruction form containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting.

●	Please verify that you have received the confirmation email in advance of the Annual Meeting, including the possibility that it may be in your spam or junk folder. You must pre-register to vote and/or submit a question during the Annual Meeting.

QUESTIONS AT THE VIRTUAL ANNUAL MEETING

●	Stockholders will have the opportunity to submit questions beginning at 8:30 a.m. Eastern Daylight Time on the date of the Annual Meeting by following the instructions on the virtual-only Annual Meeting platform. Questions will be limited to one per stockholder unless time otherwise permits.

●	Following the presentation of all proposals at the Annual Meeting, we will spend up to 15 minutes answering as many stockholder-submitted questions that comply with the meeting rules of conduct, which will be posted on the online virtual annual meeting platform. We will publish answers to appropriate questions submitted in accordance with the Annual Meeting rules of conduct with answers, including those questions which were not addressed directly during the Annual Meeting due to time constraints, on our investor relations website at https://investors.iaai.com/ soon after the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements made herein that are not historical facts may be forward-looking statements and can be identified by words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions. Such statements include, among others, statements regarding the impact of COVID-19 on our business; our future growth and ability to execute on our growth strategy; our ability to execute on our margin expansion plan; and the benefits expected to be achieved from our recent acquisitions. Such statements are based on management’s current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: the loss of one or more significant vehicle seller customers or a reduction in significant volume from such sellers; our ability to meet or exceed customers’ demand and expectations; significant current competition and the introduction of new competitors or other disruptive entrants in our industry; the risk that our facilities lack the capacity to accept additional vehicles and our ability to obtain land or renew/enter into new leases at commercially reasonable rates; our ability to effectively maintain or update information and technology systems; our ability to implement and maintain measures to protect against cyberattacks and comply with applicable privacy and data security requirements; our ability to successfully implement our business strategies or realize expected cost savings and revenue enhancements, including from our margin expansion plan; business development activities, including acquisitions and the integration of acquired businesses, and the risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our expansion into markets outside the U.S. and the operational, competitive and regulatory risks facing our non-U.S. based operations; our reliance on subhaulers and trucking fleet operations; changes in used-vehicle prices and the volume of damaged and total loss vehicles we purchase; economic conditions, including fuel prices, commodity prices, foreign exchange rates and interest rate fluctuations; trends in new- and used-vehicle sales and incentives; uncertainties regarding ongoing surges of COVID-19 infections, including new more contagious and / or vaccine-resistant variants, and the impact on the duration and severity of the COVID-19 pandemic, and the measures taken to reduce its spread, including the availability, rate of public acceptance and efficacy of COVID-19 vaccines; and other risks and uncertainties identified in our filings with the Securities and Exchange Commission (the “SEC”), including those discussed in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended January 2, 2022 (the “2021 Annual Report”), filed with the SEC on February 28, 2022, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Many of these risk factors are outside of our control, and as such, they involve risks which are not currently known that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this Proxy Statement are made as of the date on which they are made and we do not undertake to update our forward-looking statements.

WEBSITE REFERENCES

Throughout this Proxy Statement, we make references to additional information available on our corporate website at www.iaai.com or https://investors.iaai.com/. All references to our website are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement and is not deemed incorporated by reference into this Proxy Statement or any other public filing made with the SEC.

This section highlights information about IAA, Inc. (“we,” “our,” “us,” “IAA” or the “Company”) and our Board of Directors (the “Board”) that is contained elsewhere in this Proxy Statement. This section does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting.

ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	9:00 a.m., Eastern Daylight Time, on June 15, 2022

Location:	Online at www.cesonlineservices.com/iaa22_vm

Record Date:	Stockholders of record as of the close of business on April 18, 2022 are entitled to notice of and to vote at the Annual Meeting

ITEMS TO BE VOTED ON AT THE ANNUAL MEETING OF STOCKHOLDERS

Proposal		Our Board’s Recommendation	Page
1.	Election of each of the six director nominees named in this Proxy Statement to the Board to serve until our 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified.	FOR each director nominee	13
2.	Approval, on an advisory basis, of the compensation of our named executive officers.	FOR	34
3.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2023.	FOR	61

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and our 2021 Annual Report are available on the Internet at www.proxyvote.com. These materials are also available on our corporate website at https://investors.iaai.com/. You are encouraged to access and review all of the important information contained in our proxy materials before voting.

BOARD OF DIRECTORS (PAGES 13 – 20)

Name	Age	Director Since	Independent	Primary Occupation	Committee Membership*
John P. Larson	59	2019	Yes	Chairman of the Board of IAA, Inc. and Chief Executive Officer of Bestop, Inc.	— (1)
Brian Bales	59	2019	Yes	Executive Vice President and Chief Development Officer of Republic Services, Inc.	RSC (Chair), AC
Bill Breslin	72	2019	Yes	Founder and Chief Executive Officer of Wenonah Consulting	CC, NCGC
Gail Evans	62	2020	Yes	Executive Vice President, Chief Digital and Technology Officer of Disney Parks, Experiences and Products, Inc.	CC, RSC
Sue Gove	63	2019	Yes	President of Excelsior Advisors, LLC	AC (Chair), RSC
Lynn Jolliffe	70	2019	Yes	Chief Executive Officer of Jolliffe Solutions, Inc.	CC (Chair), AC, NCGC
Peter Kamin	60	2019	Yes	Founder and Managing Partner of 3K Limited Partnership	NCGC (Chair), AC
Olaf Kastner	66	2019	Yes	Former Regional President and Chief Executive Officer for China for the BMW Group	CC, RSC
John W. Kett	58	2019	No	Chief Executive Officer and President of IAA, Inc.	—

* AC=Audit Committee; CC=Compensation Committee; NCGC=Nominating & Corporate Governance Committee; RSC=Risk & Sustainability Committee

1.	Mr. Larson generally attends all committee meetings as an ex-officio member.

As previously announced, our Board has appointed Michael Sieger, an independent director, to the Board effective immediately following the Annual Meeting. Mr. Sieger, 60, served as Claims President at The Progressive Corporation from 2015 until his retirement in January 2022.

2021 BUSINESS HIGHLIGHTS

For the year ended January 2, 2022, we delivered another year of strong performance, with record levels of revenue, operating income, net income and Adjusted EBITDA, despite the continuing impact from the COVID-19 pandemic. We continued to enhance our technology and data analytics and also continued to increase our global buyer network, all of which helped to increase proceeds per vehicle. We also completed the acquisition of SYNETIQ, LTD., which expanded our presence in the U.K. Specific highlights for fiscal 2021 included (dollars in millions; percentage increases compared to fiscal 2020).

* Adjusted EBITDA is a non-GAAP measure and is defined and reconciled to the most comparable GAAP measure, net income, in Appendix A.

CORPORATE GOVERNANCE HIGHLIGHTS (PAGES 21 – 26)

We are committed to high standards of ethical and business conduct and strong corporate governance practices. This commitment is highlighted by the practices described below as well as the information contained on the “Governance” section of our website at https://investors.iaai.com/governance.

●	Majority Voting: We maintain a majority voting standard for uncontested director elections with a policy for directors to tender their resignation should a majority of the votes cast not be in their favor.

●	Director and Committee Independence: Eight of our nine directors are independent, and all committees of our Board are comprised entirely of independent directors.

●	Independent Chairman: We have an independent Chairman of the Board who presides over the executive sessions of the independent directors and serves as the principal liaison between the independent directors and the Company’s Chief Executive Officer.

●	Board Diversity: One-third of our Board is comprised of women, including one diverse director who self-identifies as Black / African American, and two of the standing committees of our Board are chaired by female directors.

●	Executive Leadership Diversity: One of our named executive officers is female.

●	Low Average Tenure: Seven of our nine directors joined our Board on or after we became a publicly traded standalone company in June 2019.

●	Phase-in of Board Declassification: The six director nominees up for election at the Annual Meeting will be elected for a one-year term; full Board declassification by the 2023 annual meeting of stockholders.

●	No Supermajority Vote Requirements: Our stockholders are able to amend our Certificate of Incorporation and Bylaws by a simple majority vote.

●	Dedicated Board Oversight of Risk and E&S Matters: A dedicated Board committee is responsible for overseeing our enterprise risk management program, including cybersecurity risk, and the development of our strategies for environmental, social and sustainability matters, including risks and opportunities related to climate change.

●	Annual Board and Committee Evaluations: The Board and each committee evaluates its performance each year.

●	Executive Sessions: Our independent directors meet in executive session at each regularly scheduled Board meeting.

●	Annual Management and CEO Evaluation and Succession Planning: Our Board conducts an annual evaluation and review of our CEO and each executive officer’s performance, development and succession plan.

BOARD COMPOSITION

The following provides a snapshot of the composition of our Board:

EXECUTIVE COMPENSATION (PAGES 35 – 58)

We adopted a compensation program structured to achieve a close connection between executive pay and Company performance. For more information regarding our named executive officer compensation, see “Compensation Discussion and Analysis” and the compensation tables that follow.

WHAT WE DO

●  Pay for performance: Our annual incentive program is 100% performance based and our equity incentive program is heavily performance-based. Our annual long-term equity grants in 2021 consisted of at least 50% performance-based stock units (“PRSUs”).

●  Independent compensation committee: All of the members of our Compensation Committee are independent under New York Stock Exchange (“NYSE”) rules.

●  Independent compensation consultant: The Compensation Committee retains its own independent compensation consultant to evaluate and review our executive compensation program and practices.

●  Maximum payout caps: The Compensation Committee sets maximum amounts that may be payable for annual cash incentive compensation and PRSUs.

●  Clawback policy for financial misconduct: Our clawback policy provides for the recovery and cancellation of incentive compensation of an executive officer in the event we are required to prepare an accounting restatement due to such executive officer’s intentional misconduct.

●  Severance benefits for qualifying termination: Severance benefits for a termination without a change in control are two times base salary and target bonus for the CEO and 1.5 times base salary and target bonus for the CFO, President, U.S. Operations, and CLO, and one times base salary and target bonus for other executive officers. Change in control severance benefits are three times base salary and target bonus for the CEO and 2.5 times base salary and target bonus for the CFO, President, U.S. Operations, and CLO, and 1.5 times base salary and target bonus for other executive officers.

● “Double-trigger” vesting provisions in equity award agreements: For all IAA equity grants, accelerated vesting of assumed or replaced equity awards upon a change in control of the Company is only permitted if an executive experiences a qualifying termination of employment in connection with or following such change in control.

● Robust equity ownership requirements: We have stock ownership guidelines that are applicable to our executive officers. The stock ownership guideline for our CEO is five times his annual base salary, and the CEO currently holds greater than five times his annual base salary. The stock ownership guideline for our other named executive officers is three times their annual base salary. All executive officers are required to hold 50% of vested shares, net of taxes, until stock ownership guidelines are met.

WHAT WE DON’T DO

●  Provide excessive perquisites: We provide a limited number of perquisites that are designed to attract and retain highly qualified executives.

●  Maintain a defined benefit pension plan: We do not maintain a defined benefit pension plan for our executive officers.

●  Allow hedging or pledging of the Company’s securities: We prohibit hedging, pledging and short sales of Company stock by our directors and executive officers.

●  Reprice stock options: Stock option exercise prices are set equal to the grant date market price and cannot be repriced or discounted without stockholder approval.

GENERAL

Our Board currently consists of nine directors. Beginning last year, we commenced the phased-in declassification of our Board. Accordingly, beginning at last year’s annual meeting of stockholders, directors whose terms expire at the annual meeting at which they are to be elected will stand for election for a one-year term and until their respective successors are duly elected and qualified. The term of each director elected to our Board at last year's annual meeting of stockholders and of the directors previously elected or appointed to our Board as Class II directors for a term ending in 2022 expire at this year's Annual Meeting. From and after the 2023 annual meeting of stockholders, the Board will no longer be classified and each director will stand for election annually.

The current term in office of members of our Board is divided as follows:

Directors with terms expiring at the	Class I directors with terms expiring at the
Annual Meeting	2023 annual meeting of stockholders
Brian Bales	Lynn Jolliffe
Bill Breslin	Peter Kamin
Gail Evans	John W. Kett
Sue Gove
Olaf Kastner
John P. Larson

On the recommendation of our Nominating & Corporate Governance Committee (the “Nominating Committee”), the Board has nominated each of Bill Breslin, Brian Bales, Gail Evans, Sue Gove, Olaf Kastner and John P. Larson to be elected as directors at the Annual Meeting. If elected, the six directors will serve for one-year terms expiring at the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Bill Breslin, Brian Bales, Gail Evans, Sue Gove, Olaf Kastner and John P. Larson have each consented to being named in this Proxy Statement and to serve as a director if elected. We have no reason to believe that any of Messrs. Breslin, Bales, Kastner or Larson, or Mses. Evans or Gove, will be unable or unwilling for good cause to serve if elected. In the event Messrs. Breslin, Bales, Kastner or Larson, or Mses. Evans or Gove is unable for any reason or unwilling for good cause to serve at the time of the Annual Meeting, the persons who are designated as proxy holders may exercise discretionary authority to vote for a substitute nominee selected by our Board or our Board may reduce the number of directors on the Board.

DIRECTOR INDEPENDENCE

The Board is responsible for determining the independence of our directors. Under NYSE rules, a director qualifies as independent if the Board affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). While the focus of the inquiry is independence from management, the Board is required to broadly consider, and did so consider, all relevant facts and circumstances in making its independence determinations. Based upon its evaluation, our Board has affirmatively determined that each of Messrs. Bales, Breslin, Kamin, Kastner and Larson and Mses. Evans, Gove and Jolliffe is an independent director in accordance with applicable NYSE rules. Mr. Kett is not an independent director due to his service as our Chief Executive Officer. In making its independence determination with respect to Mr. Breslin, our Board considered that Mr. Breslin is (i) a Manager of, and holds a less than 1.0% ownership interest in, Buckle TPA, LLC, a claims administrator that sells salvage vehicles to IAA in the ordinary course of business and that received aggregate payments from IAA during fiscal 2021 that totaled less than $120,000 of such entity’s total revenue for 2021; and (ii) a member of the board of managers of Summit TopCo GP, LLC Classic Collision, a provider of automobile repair services to which IAA periodically pays advanced charges on behalf of IAA’s customers in the ordinary course of business that totaled less than 0.01% of such entity’s total revenue for 2021.

BOARD QUALIFICATIONS AND DIVERSITY

The Nominating Committee and the Board believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences, and other differentiating characteristics, is an important element of its nomination recommendations. The Nominating Committee has not identified any specific minimum qualifications which must be met for a person to be considered as a candidate for director. However, as detailed in both the Nominating Committee Charter and the Corporate Governance Guidelines, Board candidates are selected based upon various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, absence of conflicts of interest and such other relevant factors that the Nominating Committee considers appropriate in the context of the needs of the Board. All candidates are considered in light of the needs of the Board with due consideration given to the foregoing criteria. Although the Board does not have a formal diversity policy, the Nominating Committee and Board review these factors, including diversity of gender, race, ethnicity, age, cultural background and professional experience, in considering candidates for Board membership.

We believe each of our directors makes unique, valuable and substantial contributions to the Board. The following matrix provides information regarding the members of the Board, including certain types of knowledge, skills and experience that the Board believes are relevant to our business. The diversity of knowledge, skill, experience and attributes of our directors, collectively, lends itself to a highly collaborative and effective Board.

Skills and Expertise
	Brian Bales	Bill Breslin	Gail Evans	Sue Gove	Lynn Jolliffe	Peter Kamin	Olaf Kastner	John Kett	John Larson
Salvage Auto Auction / Automotive Industry Experience		●		●	●	●	●	●	●
CEO/Executive Management Experience				●		●		●	●
M&A Experience	●		●	●	●	●		●	●
Financial Expertise	●			●	●	●		●	●
Capital Markets/Capital Allocation & Investor Relations	●			●		●			●
Software, Technology and Social Media/ Digital			●		●		●
Global Experience			●		●		●
Commercial Real Estate	●
Public Company Board Experience				●	●	●			●
Environmental & Sustainability Experience; Climate-Related Risk Management	●						●
Risk Oversight	●		●	●				●	●
Strategic Planning	●	●	●	●	●		●	●	●
Stockholder Perspective						●
Talent Management/Human Resources	●	●	●	●	●	●	●	●	●

Demographic Background
Age	59	72	62	63	70	60	66	58	59
Gender	M	M	F	F	F	M	M	M	M
Racially/Ethnically Diverse			●

INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

The following information is furnished with respect to each of our six director nominees, as well as our three continuing directors. The information is current as of the date of this Proxy Statement.

Each of Gail Evans, Sue Gove and John Larson are standing for election to our Board for the first time since we became an independent, publicly-traded company upon our separation (the “Spin-Off”) from KAR Auction Services, Inc. (“KAR”) on June 28, 2019. Mr. Larson was a director on KAR’s board of directors prior to the Spin-Off. After the Spin-Off, Mr. Larson left the board of KAR and became the Chairman of the Board of IAA. Ms. Gove was selected by KAR (after being identified through a third-party search conducted by the Katris Group at the direction of KAR), and was added to the Board in connection with the Spin-Off. Ms. Evans joined our Board in 2020 and was also initially identified as a director candidate by the Katris Group.

Director Nominees

Brian Bales Independent Director since June 2019 Age: 59 Current Board Committees: Risk & Sustainability Committee (Chair) Audit Committee

Skills and Qualifications

●	Significant management experience, including as a leader at a Fortune 300 company with extensive experience in business strategy, transformational growth including mergers, acquisitions & divestitures, risk management & oversight, commercial real estate & infrastructure development, capital markets, capital allocation and investor relations, enables him to provide the Board with additional perspectives on the Company’s operations.

●	Extensive leadership oversight of environmental and sustainability initiatives, including the development and measurement of goals designed to benefit the environment and society while enhancing the foundation and profitability of a business for the long-term.

Career Highlights

●	Executive Vice President, Chief Development Officer, at Republic Services, Inc., a leader in the U.S. environmental services industry, since 2015.

●	Executive Vice President, Business Development at Republic Services, Inc. from 2008 to 2015, and Vice President, Corporate Development, from 1998 to 2008.

●	Held roles of increasing responsibility in finance and business development for Ryder System, Inc. from 1993 to 1998.

●	Chief Financial Officer for EDIFEX & VTA Communications from 1988 to 1993.

●	Began his professional career as an accountant with Price Waterhouse, now PricewaterhouseCoopers, from 1986 to 1988.

●	Graduate of the University of Tennessee (BS, Business Administration) and Certified Public Accountant.

William (Bill) Breslin Independent Director since June 2019 Age: 72 Current Board Committees: Compensation Committee Nominating Committee

Skills and Qualifications

●	Senior executive leadership and board of directors experience enables him to offer the Board a seasoned corporate governance perspective.

●	Significant experience in consulting, claims management, and loss management solutions across the insurance and automotive industries.

Career Highlights

●	President of Buckle TPAs which provides claim services for Gateway Insurance Company since 2020.

●	Founder and CEO of Wenonah Consulting, which specializes in delivering service, expense and loss management solutions to claims operations across the insurance industry, since 2009.

●	President of Vericlaim Repair Solutions, a managed repair network of certified local, regional and national contractors, from 2011 to 2017.

●	Executive Vice President and Chief Operating Officer at TriServ Alliance, a claims management organization established by seven Blue Cross Blue Shield companies to service 2.9 million customers in nine states, from 2008 to 2009.

●	Led the claims function as Senior Vice President of Claims for USAA from 1999 to 2008; for GE Financial Assurance from 1996 to 1999; and for Prudential Insurance from 1974 to 1996.

●	Member of the Board of Directors of Insight Services Group, which provides fraud investigations and Independent Medical evaluations for the industry, since 2014.

●	Board member of West Hill Global, Inc., which is a property manages repair business, from 2018 to 2020.

●	Board member of Summit TopCo GP, LLC Classic Collision, which provides automobile repair services, since March 2020.

●	Board member of ABRA Auto Body and Glass, a network of auto body repair facilities for the industry, from 2011 to 2019.

●	Board member of Pronto Insurance from 2014 to 2018.

●	Board member of Enservio, Inc, a contents replacement company for homeowner claims, from 2010 to 2016.

●	EVP at Triserv Alliance, building a company to provide health care for the military and their families in the southern region, from 2008 to 2009.

●	Graduate of St. Bernard College (BA, Education).

Director Nominees

Gail Evans Independent Director since February 2020 Age: 62 Current Board Committees: Compensation Committee Risk & Sustainability Committee

Skills and Qualifications

●	Extensive and comprehensive experience in the areas of digital transformation, emerging technologies, big data and analytics, enterprise architecture and technology leadership.

●	Additionally, she is highly skilled in the areas of API economy & marketplace program, product management technology strategy and web & e-commerce.

Career Highlights

●	Serves as Chief Digital and Technology Officer at Disney Parks, Experiences and Products, since March 2022.

●	Served in several lead executive roles at Mercer, a global consulting leader in advancing health, wealth and career, and a wholly-owned subsidiary of Marsh & McLennan Companies, including:

–	Chief Digital Officer from June 2018 to March 2022.

–	Member of Executive Leadership team from 2016 to 2022.

–	Global Chief Information Officer from 2016 to 2018.

●	Partner Group Program Manager for Microsoft, and prior to that General Manager of Microsoft Studios, Services & Operations, from 2013 to 2016.

●	Vice President and General Manager for Hewlett-Packard, responsible for worldwide country engagement and web capabilities as well as execution, search, personalization and digital marketing for HP’s web presence, from 2010 to 2013.

●	Technology Senior Vice President for Bank of America from 2007 to 2010.

●	Chief Technology Executive, among other executive positions, at Eastman Kodak Company from 1980 to 2007.

●	Graduate of Nazareth College and the Simon Graduate School of Business at the University of Rochester (MBA).

Sue Gove Independent Director since June 2019 Age: 63 Current Board Committees: Audit Committee (Chair) Risk & Sustainability Committee

Skills and Qualifications

●	Background as a chief executive officer, chief operating officer, and chief financial officer provides the Board with significant executive and senior leadership experience in finance, operations, marketing, e-commerce, and strategy.

●	Extensive experience serving on the boards of directors of other public companies allows her to offer the Board valuable expertise in governance and best practices for a public company on a global scale.

Career Highlights

●	Founder and President of Excelsior Advisors, LLC, a retail consulting and advisory firm.

●	President and CEO of Golfsmith International Holdings, Inc., along with several other senior leadership roles, including Chief Operating Officer, Chief Financial Officer and Executive Vice President, from 2008 to 2014.

●	Served in senior financial, operating and strategic roles during 25 years at Zale Corporation, including Executive Vice President and Chief Operating Officer from 2002 to 2006, and Chief Financial Officer from 1998 to 2003.

●	National Association of Corporate Directors (NACD) Board Leadership Fellow since December 2019.

●	Graduate of the University of Texas at Austin (BBA, Accounting).

●	Director on the Board of The Fresh Market (private company) since 2020.

Other Public Company Directorships in Last Five Years

●	Director of Bed Bath and Beyond, Inc. since 2019 (Nasdaq: BBBY).

●	Director of Conn’s, Inc. since 2020 (Nasdaq: CONN).

●	Director of Tailored Brands, Inc. from 2017 to 2020 (NYSE: TLRD).

●	Director of Iconix Brand Group from 2014 to 2019 (Nasdaq: ICON).

●	Director of Logitech International SA from 2015 to 2018 (Nasdaq: LOGI).

●	Director of AutoZone Inc. from 2005 to 2017 (NYSE: AZO).

Olaf Kastner Independent Director since June 2019 Age: 66 Current Board Committees: Compensation Committee Risk & Sustainability Committee

Skills and Qualifications

●	Brings to the Board decades of experience and leadership in the automotive industry and international insurance business, as well as a comprehensive understanding of how IAA’s industry operates.

●	Possesses strong international working experience, including risk and crises management, as well as multinational expertise in leading large cost and change management projects.

Career Highlights

●	Strategy Advisor in China for the BMW Group from March to September 2018, after which he stepped into retirement.

●	Served in various other lead executive positions at the BMW Group from 1998 to 2018:

–	Regional President and Chief Executive Officer for China for the BMW Group from 2015 to 2018.

–	President and Chief Executive Officer of BMW Brilliance Automotive Ltd. in China from 2009 to 2015.

–	Finance Director of BMW (UK) Ltd., Bracknell, from 2006 to 2009.

–	Managing Director Bavaria Wirtschaftsagentur GmbH, a subsidiary of BMW AG, from 1998 to 2006.

●	Held various Management and Senior Management positions at Colonia AG/AXA Group from 1985 to 1998.

●	Graduate of the University of Hamburg (MBA).

John P. Larson Independent Chairman since June 2019 Age: 59 Current Board Committees: None

Skills and Qualifications

●	Extensive business, management and operational experience as CEO in the automotive aftermarket and as a senior executive at one of the world’s largest automakers, General Motors Company, as well as experience in automotive remarketing, captive finance (GMAC), rental car program design and automotive dealer activities, provides him with perspective into the Company’s challenges, operations, and strategic opportunities.

●	Extensive experience as a senior leader in corporate finance has provided him with key skills, including financial reporting, accounting and control, business planning and analysis and risk management, that are valuable to the oversight of our business.

Career Highlights

●	Chief Executive Officer and Director of Bestop, Inc., a leading manufacturer of soft tops and accessories for Jeep vehicles, since 2015.

●	Lead Independent Director KAR Auction Services, led board along with Chairman through spinoff of IAA, from 2015 to 2019.

●	Director SCA Performance, a leading manufacturer of high-end custom trucks for Ford, GM and Dodge, from 2018 to 2020.

●	Served in a number of senior management capacities at General Motors Company, from 1986 to 2007.

–	General Manager overseeing operations for the Buick, Pontiac and GMC Divisions from 2005 to 2007.

–	General Director of Finance for U.S. Sales, Service and Marketing Operations from 2001 to 2004.

–	Director General Motors Used Car Remarketing activity from 1999 to 2000.

●	Chief Executive Officer of Escort Inc., an automotive electronics manufacturer, from 2008 to 2014, and President and Chief Operating Officer from 2007 to 2008.

●	Graduated from Northern Illinois University (B.S. Finance) and Purdue University (M.S., Management).

Other Public Company Directorships in Last Five Years

●	Director and Lead Independent Director of KAR (NYSE: KAR) from 2015 to 2019.

Continuing Directors

Lynn Jolliffe Independent Director since June 2019 Age: 70 Current Board Committees: Compensation Committee (Chair) Nominating Committee

Skills and Qualifications

●	Senior executive leadership and chief financial officer experience, including functional and leadership experience in finance, human resources and general management, executive compensation decisions, strategies and policies for the acquisition and development of employee talent, enables her to offer the Board a seasoned corporate governance and financial management perspective.

●	Deep understanding of business drivers from the financial, operational and people perspective, as well as diversity in viewpoint and international business experience, gained from experience in multiple industries across three continents.

Career Highlights

●	Chief Executive Officer of Jolliffe Solutions, providing consulting in human capital and talent management since 2015.

●	Held various management positions at Ingram Micro Inc., a technology distribution company from 1999 to 2015, including:

–	Executive Vice President, Global Human Resources from 2007 to 2015.

–	Vice President, Human Resources for the North America region from 2006 to 2007.

–	Regional Vice President, Human Resources and Services for Ingram Micro European Coordination Center from 1999 to 2006.

●	Served in various capacities, including Vice President and Chief Financial Officer with responsibility for human resources, at two Canadian retailers, including Holt Renfrew, from 1985 to 1999.

●	Began career at Bell Canada in 1973 and then moved to Bank of Montreal in 1979.

●	Graduated from Queens University and University of Toronto (MBA).

Other Public Company Directorships in Last Five Years

●	Member of the board of directors of KAR (NYSE: KAR) from 2014 to 2019.

Peter Kamin Independent Director since June 2019 Age: 60 Current Board Committees: Nominating Committee (Chair) Audit Committee

Skills and Qualifications

●	Service on the boards of a significant number of other companies and his years of experience in the automotive industry bring an in-depth understanding of IAA’s business to the Board.

●	Significant financial, investment, and management experience in both public and private companies.

Career Highlights

●	Founder and Managing Partner of 3K Limited Partnership, which partners with management teams seeking capital to implement growth strategies that create meaningful stockholder value, since 2012.

●	Founding member and Managing Partner of ValueAct Capital, which grew into a leading investment management organization during Mr. Kamin’s tenure, from 1999 to 2012.

●	Founder and manager of Peak Investment L.P., which was organized to make investments in select domestic public and private companies, from 1992 to 1999.

●	Trustee of Tufts University.

●	Graduate of Tufts University and Harvard’s Graduate School of Business (MBA).

 Other Public Company Directorships in Last Five Years

●	Member of the board of directors of Tile Shop Holdings (Nasdaq: TTSH) since 2012 and Chairman since 2018.

●	Member of the board of directors of MAM Software Limited (formerly Nasdaq: MAMS) since 2012. MAM Software Limited sold the company and delisted its common stock in October 2019.

John W. Kett Chief Executive Officer Age: 58 Current Board Committees: None

Skills and Qualifications

●	Significant knowledge and understanding of IAA’s data, services, operations and business environment.

●	Extensive business, management and operational experience as senior executive and CEO in the automotive, insurance claims, technology and services industries, which provides him with perspective into the Company’s challenges, operations, and strategic opportunities.

Career Highlights

●	Chief Executive Officer of IAA since May 2014.

–	Served a variety of executive roles in his nearly 20 years with IAA, helping IAA become an independent public company in 2019.

–	In 2021, IAA generated $1.83 billion in revenue.

–	Served as Senior Vice President of Planning and Business Development, CFO and President between 2001 and 2014.

●	On the national board of directors for SkillsUSA since 2017.

●	On the Executive Advisory Council to the Northern Illinois University College of Business.

●	On the Ravinia Board of Trustees, as well its DEI subcommittee.

●	An active member of the Economic Club of Chicago, Alliance of Chief Executives, and in 2020 became a Trustee of the Committee for Economic Development (CED).

●	Held senior financial roles at Central Steel and Wire Co., Safelite Glass Corporation, Newark Electronics and Deloitte LLP between 1985 and 2001.

●	Graduate of Northern Illinois University and Northwestern University (MBA).

VOTE STANDARD

Each of the six director nominees must receive the affirmative vote of a majority of the votes cast in the election of directors at the Annual Meeting to be elected (i.e., the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” such nominee). Abstentions and broker non-votes are not counted as votes cast.

In accordance with our Amended and Restated Bylaws (the “Bylaws”) and our Corporate Governance Guidelines, in the event an incumbent director fails to receive a majority of votes cast in an uncontested election, such incumbent director must tender his or her resignation immediately following the certification of the stockholder vote relating to such director’s election, which tendered resignation must specify that it becomes effective only upon the Board’s acceptance of the tendered resignation.

Within ninety (90) days following the certification of the stockholder vote, the Nominating Committee will determine whether to recommend to the Board accepting the director’s resignation or taking other action and will submit such recommendation for prompt consideration by the Board. The Board will act promptly on the Nominating Committee’s recommendation and will disclose its decision whether to accept the director’s tendered resignation (and the reasons for rejecting the resignation, if applicable) in a Current Report on Form 8-K filed with the SEC. The Nominating Committee may consider any factors that the Nominating Committee deems relevant in determining whether to recommend accepting a director’s resignation. In the event that one or more directors’ resignations are accepted by the Board, the Nominating Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Any incumbent director who fails to receive the votes required for re-election in an uncontested election and who tenders his or her resignation shall remain active and engaged in Board activities while the Nominating Committee considers whether to recommend accepting his or her resignation; provided, however, that it is expected that such incumbent director shall voluntarily recuse himself or herself from participation in any proceedings or consideration by the Nominating Committee or the Board regarding whether to accept such director’s resignation or to take other action with respect to such director.

The Board recommends a vote “FOR” the election of each of the six director nominees to the Board.

Proxies solicited by the Board will be voted “FOR” the election of each of the six director nominees named in this Proxy Statement unless stockholders specify a contrary vote.

ROLE OF THE BOARD OF DIRECTORS

Our Board’s goals are to build long-term value for IAA’s stockholders and to assure the vitality of the Company for its customers, employees and the other individuals and organizations who depend on the Company. To achieve these goals, the Board monitors both the performance of the Company (in relation to its goals, strategy and competitors) and the performance of the Chief Executive Officer, and offers him or her constructive advice and feedback.

BOARD LEADERSHIP STRUCTURE

Neither our Bylaws nor our Corporate Governance Guidelines require the separation of the offices of the Chairman and the Chief Executive Officer and the Board is free to choose its Chairman in any way that it deems best for IAA at any given point in time. At present, the Board has chosen to separate the offices of Chairman and Chief Executive Officer. John W. Kett currently serves as our Chief Executive Officer and John P. Larson currently serves as our independent Chairman of the Board.

The Board recognizes that the roles of Chief Executive Officer and Chairman of the Board are distinct. While the Chief Executive Officer is responsible for setting our strategic direction and for our day-to-day leadership and performance, the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for, and presides over, meetings of the Board of Directors. The Board believes that participation of the Chief Executive Officer as a director, while keeping the roles of Chief Executive Officer and Chairman of the Board separate, provides the proper balance between independence and management participation at this time.

If our Chairman was not an independent director under applicable NYSE rules, our Corporate Governance Guidelines provide that our independent directors will designate one of the independent directors on the Board to serve as Lead Independent Director.

BOARD OF DIRECTORS MEETINGS AND ATTENDANCE

The Board held nine (9) meetings during 2021. Each of our directors attended at least 75% of the aggregate meetings of the Board and Board committees on which he or she served in 2021 during the period which he or she served on our Board.

As stated in our Corporate Governance Guidelines, we expect each director to attend our annual meeting of stockholders. All of our directors attended our annual meeting of stockholders held in 2021.

COMMITTEES OF THE BOARD OF DIRECTORS

We currently have four standing committees of the Board: the Audit Committee, the Compensation Committee, the Nominating & Corporate Governance Committee and the Risk & Sustainability Committee. Each of our committees operates pursuant to a written charter. Copies of the committee charters are available on the “Governance” section of our website at https://investors.iaai.com/governance.

In April 2022, our Board established a new Operations Committee of the Board to assist the Board in driving our operational performance and making recommendations to the Board with respect thereto. The Board will appoint members to the Operations Committee at its first meeting following the Annual Meeting.

The following table sets forth the current membership of each of the four standing committees.

Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Risk & Sustainability Committee
Brian Bales	●			C
Bill Breslin		●	●
Gail Evans		●		●
Sue Gove	C			●
Lynn Jolliffe	●	C	●
Peter Kamin	●		C
Olaf Kastner		●		●
John P. Larson*
John W. Kett**
C: Committee Chair *Independent Chairman of the Board **Chief Executive Officer of IAA

Audit Committee

Meetings Held in 2021: 6

Primary Responsibilities: Our Audit Committee has the following primary responsibilities:

●	Assists the Board in its oversight of the integrity of our financial statements;

●	Responsible for the appointment, independence, qualifications and performance of our independent registered public accounting firm;

●	Oversees our financial reporting process and internal controls;

●	Oversees our internal audit function;

●	Reviews and approves related party transactions; and

●	Reviews our program to monitor compliance with our code of business conduct and ethics.

Independence: Each member of the Audit Committee is independent under the NYSE rules and also meets the enhanced standards of “independence” established by the NYSE and the SEC for members of the Audit Committee. In addition, each member of the Audit Committee is “financially literate” under the rules of the NYSE, and each of Mses. Gove and Jolliffe and Messrs. Bales and Kamin has been designated as an “audit committee financial expert” as that term is defined by the SEC.

Compensation Committee

Meetings Held in 2021: 6

Primary Responsibilities: Our Compensation Committee has the following primary responsibilities:

●	Reviews and recommends policies relating to the compensation and benefits of our executive officers and employees;

●	Reviews and approves corporate goals and objectives relevant to the compensation of our CEO and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and approves the compensation of these officers based on such evaluations;

●	Administers the issuance of equity and other awards under our equity plans; and

●	Assists the Board in determining that a satisfactory system is in effect for education, development and orderly succession of senior and mid-level managers.

In 2021, the Compensation Committee retained ClearBridge Compensation Group LLC (“ClearBridge”) to assist in reviewing our compensation programs and the evaluation of specific compensation-related matters. See “Compensation Discussion and Analysis — The Role of the Compensation Committee and the Executive Officers in Determining Executive Compensation — Role of Independent Compensation Consultant” below for additional information.

The Compensation Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate. The Board has delegated certain responsibilities of the Compensation Committee to an Equity Awards Committee, with Mr. Kett as its sole member, and given the Equity Awards Committee limited authority to approve and establish the terms of equity awards granted to certain employees of the Company (who are not executive officers or members of the Board of Directors) under our 2019 Omnibus Stock and Incentive Plan.

Independence: Each member of the Compensation Committee is independent under the NYSE rules and also meets the enhanced standards of “independence” established by the NYSE for members of the Compensation Committee. In making this determination, the Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee.

Nominating & Corporate Governance Committee

Meetings Held in 2021: 4

Primary Responsibilities: Our Nominating & Corporate Governance Committee has the following primary responsibilities:

●	Makes recommendations to the Board regarding candidates for directorships and the size and composition of the Board;

●	Identifies and recommends to the Board individuals qualified to serve as directors of the Company and on committees of the Board;

●	Reviews non-employee director compensation on an annual basis and makes recommendations to the Board;

●	Oversees our Corporate Governance Guidelines and reports and makes recommendations to the Board concerning governance matters; and

●	Oversees the annual evaluation process of the Board and each of its committees.

Independence: Each member of the Nominating Committee is independent under the NYSE rules.

Risk & Sustainability Committee

Meetings Held in 2021: 4

Primary Responsibilities: Our Risk & Sustainability Committee has the following primary responsibilities:

●	Assists the Board in its oversight of the principal business, financial, technology, operational and regulatory risks and exposures of the Company;

●	Evaluates the Company’s appetite and strategy relating to key risks, as well as the guidelines, policies and processes for monitoring risk;

●	Oversees the Company’s risk governance structure, and the guidelines, policies and processes for risk assessment and risk management;

●	Oversees matters specifically relating to cyber security, data and other risks related to information technology systems and procedures;

●	Oversees management’s development of the Company’s overall strategy with respect to environmental, social and sustainability matters, including climate-related risks, and evaluates and recommends to the Board policies, practices, and initiatives that conform with that strategy; and

●	Oversees the development of, as determined necessary by management and the Board, an enterprise risk management program and provides oversight for such program.

Independence: Each member of the Risk & Sustainability Committee is independent under the NYSE rules.

BOARD OF DIRECTORS’ RISK OVERSIGHT

Our Board believes that effective risk management involves our entire corporate governance framework. Both management and our Board have key responsibilities in managing risk throughout the Company, as shown below. Oversight of risks inherent in their respective areas of oversight are delegated to the various Board committees, with each committee reporting to our Board at each regular Board meeting. Our Board believes that this structure is conducive to its risk oversight process.

Risk Oversight Responsibilities

Board Responsibilities

●	Overall oversight of the risk management process.

●	Direct oversight of strategic, operating, financial and liquidity risks.

●	Active engagement with management regarding challenges and risks considered in management’s operational, financial and strategic presentations.

●	Development of business strategy and major resource allocation.

●	Business conduct and compliance oversight.

●	Receives regular reports from Board committees on specific risk oversight responsibilities.

Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Risk & Sustainability Committee
● Responsible for the quality and integrity of financial statements	● Oversees the assessment and management of risks related to compensation plans and policies	● Oversees Board processes and corporate governance-related risks	● Responsible for the oversight of the development of an enterprise risk management program
● Oversees internal controls over financial reporting and disclosure controls and procedures	● Oversees compensation policies and programs, including appropriate incentives and controls	● Oversees risks relating to director succession and the composition of the Board	● Oversees the Company’s risk appetite and strategy related to key risks
● Responsible for the performance of the independent registered public accounting firm	● Receives and monitors reports regarding the Company’s human capital management risks	● Oversees non-employee director compensation program and policies	● Responsible for reviewing risks related to significant legal matters in which the Company is involved
● Oversees risks related to ethics and related issues arising from the Company’s whistleblower hotline			● Oversees risks and strategies related to environmental, social, and sustainability matters, including climate-related risks and social responsibility risks
● Oversees cyber, data and information security-related risks and risks related to information technology systems and procedures

Management Responsibilities

●	Ensures that information with respect to material risks is transmitted to senior executives and our Board.

●	Identifies material risks and implements appropriate risk management strategies.

●	Integrates risk management into our decision making process.

●	Attends committee meetings and reports on matters that may not be otherwise addressed at these meetings.

Our Board believes that the process it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and, therefore, does not have a material effect on our choice of the Board’s leadership structure described above under “Board Leadership Structure.”

CORPORATE GOVERNANCE DOCUMENTS

The Board has adopted the following corporate governance documents:

Document	Purpose/Application
Code of Business Conduct and Ethics	Applies to all of the Company’s employees, officers and directors, including those officers responsible for financial reporting, as well as temporary service workers and independent contractors.
Code of Ethics for Principal Executive and Senior Financial Officers	Applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and such other persons who are designated by the Board.
Corporate Governance Guidelines	Contains general principles regarding the functions of the Board and its committees.
Supplier Code of Conduct	Articulates the Company’s expectations regarding the conduct of companies and individuals which supply it goods and services. The Company expects to do business with suppliers that meet its standards and behave consistently with, and positively reflect, the Company’s values.
Committee Charters	Sets forth in writing the principal responsibilities of each of the Board committees: Audit Committee, Compensation Committee, Nominating Committee and Risk & Sustainability Committee.

The foregoing documents are contained on the “Governance” section of our website at https://investors.iaai.com/governance.

SELECTION OF NEW DIRECTORS; STOCKHOLDER RECOMMENDED DIRECTOR CANDIDATES

The Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between the annual meetings of stockholders. The Nominating Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. When formulating its Board membership recommendations, the Nominating Committee may also consider advice and recommendations from others, including third-party search firms, current Board members, management, stockholders and other persons, as it deems appropriate.

The Nominating Committee uses a variety of methods to identify and evaluate potential candidates. Consideration of candidates typically involves a series of internal discussions, review of candidate information, and interviews with selected candidates. The Nominating Committee will consider the candidate against the criteria it has adopted, as further discussed below under “Board Qualifications and Diversity,” in the context of the Board’s then-current composition and the needs of the Board and its committees, and will ultimately recommend qualified candidates for election to the Board.

The Nominating Committee will also consider director candidates recommended by stockholders for potential appointment upon the occurrence of the next vacancy on the Board or nomination in connection with the next annual meeting of stockholders. Candidates recommended by a stockholder are evaluated in the same manner as candidates identified by the Nominating Committee. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. Stockholders who wish to recommend a director candidate for consideration by the Nominating Committee and the Board should submit their recommendation in writing to the Board no later than the January 1 prior to the next annual meeting of stockholders.

Such recommendation must include all information about the stockholder and the candidate otherwise required for director nominations by a stockholder pursuant to Article II, Section 5 of the Bylaws. The Nominating Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the Board. In addition, such recommended director candidate shall make themselves reasonably available to be interviewed by the Nominating Committee. If the Nominating Committee determines that a stockholder recommended candidate is suitable for membership on the Board, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on the Board or in connection with the next annual meeting of stockholders.

In addition, a stockholder may nominate candidates for election as a director, provided that the nominating stockholder follows the procedures set forth in Article II, Section 5 of the Bylaws for nominations by stockholders of persons to serve as directors, including the requirements of timely notice and certain information to be included in such notice. Deadlines for stockholder nominations for next year’s annual meeting are included under “Proposals and Nominations for 2023 Annual Meeting of Stockholders” on page 65.

BOARD EVALUATION PROCESS

The Nominating Committee coordinates an annual self-assessment of the Board’s performance, as well as the performance of each committee of the Board, the results of which will be discussed with the full Board and each committee. The assessment generally includes a review of any areas in which the Board or management believes the Board can make a better contribution to the Company. The Nominating Committee then utilizes the results of this self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and in making recommendations to the Board with respect to assignments of Board members to various committees.

SUCCESSION PLANNING

The Board, with input from the Nominating Committee or the Compensation Committee, as applicable, periodically reviews succession plans for the Chief Executive Officer and other senior management positions, including in the event of unanticipated vacancies in those offices. In addition, the Board, led by the Compensation Committee, is responsible for determining that a satisfactory system is in effect for the education, development and orderly succession of senior and mid-level managers throughout the Company.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Any stockholder or other interested parties desiring to communicate with the Board, the Chairman of the Board, a committee of the Board or any of the independent directors individually or as a group regarding the Company may directly contact such directors by delivering such correspondence to the Company’s Chief Legal Officer at IAA, Inc., Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154. Our Chief Legal Officer reviews all such correspondence and forwards to the applicable director(s) copies of all such applicable correspondence. However, certain items unrelated to the Board’s duties and responsibilities, such as spam, junk mail, mass mailings, solicitations, resumes and employment inquiries and similar items will not be forwarded. In addition, if requested by stockholders, when appropriate, the Chairman of the Board will also be available for consultation and direct communication with stockholders.

EXECUTIVE SESSIONS

The independent directors of the Company meet in executive session at every regularly scheduled Board meeting. The Corporate Governance Guidelines state that the Chairman of the Board (if an independent director) or the Lead Independent Director (if the Chairman of the Board is not an independent director) shall preside at such executive sessions, or in such director’s absence, another independent director designated by the Chairman of the Board or the Lead Independent Director, as applicable. Currently, Mr. Larson, our independent Chairman, presides at the executive sessions of our independent directors.

Sustainability is at the core of IAA’s mission and purpose. At IAA, we believe that we have an obligation to be transparent in how we think about the environment and the impact that our business can have on it. During 2021, we continued our focus on making tangible impacts toward the circular economy by embedding environmental, social, and governance (“ESG”) policies and practices throughout our business, from our sustainable products and services, to how we engage with our customers, employees, and the communities in which we operate. In adhering to our commitment towards increasing transparency and being globally responsible corporate partners, we have implemented measures to align ourselves with international reporting frameworks and standards to monitor and report on our greenhouse gas (“GHG”) emissions. We have also fostered and expanded partnerships with our diverse group of stakeholders.

Our Sustainability Report for the year 2021 is available on our website at iaa.metrio.net. In addition to the 2021 Sustainability Report, we published out first SASB Report and TCFD Report (definitions below) in April 2022.

Below are some of the ways in which we demonstrate our commitment to the environment, our employees and communities, and responsible governance.

COMMITMENT TO THE ENVIRONMENT

Circular Economy

The Circular Economy is an ever-evolving and fast-growing system that centers on the idea of redesigning production and consumption, eliminating waste, and making continual use of resources. This system differs from more traditional economic models in which a product is created, used, and disposed of, or sent to a waste collection facility, when its useful life ostensibly concludes. Simply put, the Circular Economy centers on keeping products and materials in use, and extending their utility to maximize the environmental and economic benefits of those products and materials. Circular Economy business strategies have continued to spread to virtually all product categories, including the automobile industry.

IAA’s Role

Environmental experts have concluded that an increase in GHG concentrations can lead to a rise in surface temperature averages, causing the planet to become warmer over time. The largest industry generator of GHG emissions is the transportation industry. For nearly 40 years, IAA’s foundation has been based on a Circular Economy business strategy. Each year, IAA processes over 2 million vehicles back into the Circular Economy to be reused and/or recycled to mitigate the sourcing of new materials that have a negative effect on the environment.

Over the last year, we have seen the financial impact that high carbon footprints due to high energy costs can have on our business and our customers. We believe that by gaining a clear understanding of our carbon footprint, we can truly embark on a journey to realistically reduce it. We continue to develop innovative ways to our measure our GHG emissions by developing GHG reduction targets and key performance indicators to measure our effectiveness. IAA maintains partnerships with environmental experts to ensure that we follow environmental laws and regulations.

In December 2021, we completed our first climate-related risk assessment to identify and quantify risks and opportunities due to the implications of climate change. We will use the results from the assessment to assist in aligning our environmental policies and disclosures with the recommended disclosures of the Task Force on Climate-Related Financial Disclosures (“TCFD”). IAA published its first TCFD Report in April 2022.

We joined the Sustainability Accounting Standards Board’s (“SASB”) Alliance Network to gain further insight from cross-sector stakeholders on corporate implementation of environmental and social best practices. To keep IAA on the leading edge of catastrophe response preparation, IAA partnered with Colorado State University’s Department of Atmospheric Science to gain an understanding of the 2021 Hurricane Outlook to provide better service to our partners and customers during an unprecedented hurricane season.

IAA will continue to be responsible in our decision-making throughout our businesses to protect the environment and conserve our natural resources for the benefit of our employees, communities, suppliers, and customers.

COMMITMENT TO SOCIAL RESPONSIBILITY

We believe that socially responsible practices, including being a good employer to our employees, being good partners with our customers and being good neighbors within our communities, go hand in hand with generating value for our stockholders.

To that end, IAA focuses on the following issues:

Human Capital Management: Innovative ideas and creative processes are garnered by diverse workforces. At IAA, our people are the critical drivers of our business success. IAA’s talent is derived from a strong bench of diverse, curious, imaginative individuals who work together to enhance our customers’ experience at our branches and title centers.

●	Recruitment & Retention: IAA’s business depends on having capable people focused on excellence in their respective capacities, whether they service the internal needs of the company, or IAA’s clients;

●	Diversity & Inclusion (DEI): IAA seeks to build a culture where individuality and differences are celebrated, and every employee voice is valued. IAA recognizes that our most valued stakeholders are our diverse employees. In 2021, IAA expanded and developed partnerships with organizations such as CEO Action to gain further awareness on DEI best practices. We have implemented unconscious bias and culture awareness training as part of our employee onboarding processes to assist in building a cohesive work environment where each of our employees feels a sense of belonging.

●	Employment Practices: IAA is an employer of choice and pays highly competitive salaries, including for entry-level positions as well as executives and other leaders. IAA also provides excellent health and wellness benefits, including health insurance, sick and personal time off, and access to an employee assistance program.

Workplace Safety: IAA is proud of its exemplary record of workplace safety. IAA believes the safety of its employees is imperative to its long-term success. As such, IAA regularly trains its employees in the areas of safety and emergency preparedness. IAA complies with, and in many cases exceeds, all Occupational Safety and Health Administration regulations, as well as all relevant governmental regulatory standards.

Data security & Customer Privacy: IAA takes the security of its customers’ data seriously. For example, IAA collects and retains the minimum amount of information necessary, and then safeguards it with utmost care and state-of-the-art systems. IAA’s employees and customers are protected by IAA’s commitment to this data security. For three consecutive years, IAA has not had any data security breaches in its branches or corporate offices.

Our Communities: We encourage everyone in our organization to volunteer their time and donate as they deem appropriate to local, and in some cases national, charitable causes. IAA employees generously give their time to help those charities, and the people those organizations serve.

As a corporate organization, IAA has sponsored a number of national and international charities focused on food security, and health and well-being of those in need. IAA has a dedicated Catastrophe Response Team (the CAT Team), which works on behalf of our insurance customers to respond to the needs of communities around the countries as individuals impacted by catastrophes work to put their lives back together from the destruction that they face. Our efforts aid the first responders and state and local governments by removing damaged vehicles from the recovery areas and storing them at our locations until they are sold.

Commitment to Governance and Transparency: IAA is committed to adhering to a high level of corporate governance and transparency with respect to its ESG initiatives. The Risk & Sustainability Committee of our Board is responsible for overseeing and monitoring our environmental policies and practices, including our assessment of climate-related risks and opportunities associated with our business practices. The Compensation Committee of our Board is responsible for overseeing our human capital management initiatives, including employee retention and engagement, talent development and diversity and inclusion. These committees are expected to provide periodic reports to the Board on these matters. We also have an internal, cross-functional team, led by our Chief Legal Officer, that advises our management, and reports to the Board, on matters related to our environmental, sustainability and social responsibility initiatives and develops policies and procedures designed to promote the achievement of these initiatives.

Our director compensation program was established at the time of the Spin-Off and was modeled off the KAR director compensation program. We use a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on the Board. The Board makes all director compensation determinations after considering the recommendations of the Nominating Committee. The Nominating Committee intends to review director compensation annually, assisted periodically by an independent compensation consultant. The current director compensation program for IAA is set forth below.

CASH AND STOCK RETAINERS

Components of Director Compensation Program for 2021 Annual Service	Annual Amount	Form of Payment(1)
Annual Cash Retainer(2)	$85,000	Cash
Annual Stock Retainer(3)	$130,000	Restricted Stock
Chairman of the Board Cash Retainer	$45,000	Cash
Chairman of the Board Stock Retainer(3)	$65,000	Restricted Stock
Audit Committee Chair Fee	$25,000	Cash
Compensation Committee Chair Fee	$20,000	Cash
Nominating & Corporate Governance Committee Chair Fee	$10,000	Cash
Risk & Sustainability Committee Chair Fee	$10,000	Cash
Audit Committee Membership Fee	$7,500	Cash

1.	May elect to receive annual cash retainer in shares of our common stock.

2.	One-fourth of the annual cash retainer is paid at the beginning of each quarter, provided that the director served as a director in such fiscal quarter.

3.	Pursuant to our Policy on Granting Equity Awards, unless specifically provided otherwise by the Compensation Committee or the Board, annual grants for directors are effective on the date of the annual meeting. Annual grants vest on the earlier of: (a) the one-year anniversary date of such grants; or (b) the day preceding the Company’s next annual meeting of stockholders following the date of grant. The number of shares of our common stock received is based on the value of the shares on the date of the restricted stock grant.

DIRECTORS DEFERRED COMPENSATION PLAN

Our Board adopted the IAA, Inc. Directors Deferred Compensation Plan (the “Director Deferred Compensation Plan”) in June 2019. Pursuant to the terms of the Director Deferred Compensation Plan, each non-employee director may elect to defer the receipt of his or her cash director fees into a pre-tax interest-bearing deferred compensation account, which account accrues interest as described in the Director Deferred Compensation Plan. Amounts under the Director Deferred Compensation Plan may also be invested in the same investment choices as are available under our 401(k) plan. Non-employee directors also may choose to receive all or a portion of their annual stock retainer in the form of a deferred share account. The Director Deferred Compensation Plan provides that the amount of cash in a director’s deferred cash account, plus the number of shares of our common stock equal to the number of shares in the director’s deferred share account, will be delivered to a director in installments over a specified period or within 60 days following the date of the director’s departure from the Board, with cash being paid in lieu of any fractional shares.

DIRECTOR STOCK OWNERSHIP AND HOLDING GUIDELINES

The Company’s non-employee directors are subject to the Company’s director stock ownership and holding guidelines. The stock holding guidelines require each non-employee director to hold at least 50% of their shares net of any taxes until the holding requirement is met.

The Company’s stock ownership guideline requires each non-employee director to own a minimum of five times his or her annual cash retainer amount in shares of Company stock within 5 years of becoming a member of the Board. All non-employee directors are working towards this compliance.

DIRECTOR COMPENSATION PAID IN 2021

The following table provides information regarding the fiscal 2021 compensation paid to our non-employee directors:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
John P. Larson	$130,000	$194,992	$324.992
Brian Bales	$102,500	$129,959	$232,459
William (Bill) Breslin	$85,000	$129,959	$214,959
Sue Gove	$110,000	$129,959	$239,959
Lynn Jolliffe	$112,500	$129,959	$242,459
Peter H. Kamin	$102,500	$129,959	$232,459
Olaf Kastner	$85,000	$129,959	$214,959
Gail Evans	$85,000	$129,959	$214,959

1.	One-fourth of the annual cash retainer is paid at the beginning of each quarter, provided that the director served as a director in such fiscal quarter.

2.	Pursuant to our Policy on Granting Equity Awards, unless specifically provided otherwise by the Compensation Committee or the Board, annual grants for directors are effective on the date of the annual meeting. Annual grants vest on the earlier of: (a) the one-year anniversary date of such grants; or (b) the day preceding the Company’s next annual meeting of stockholders following the date of grant. The number of shares of our common stock received is based on the value of the shares on the date of the restricted stock grant.

Mr. Kett was not entitled to receive any fees or other compensation for serving as a member of our Board in 2021 because he was employed by the Company.

OUTSTANDING DIRECTOR RESTRICTED STOCK AWARDS

The following table sets forth information regarding the number of unvested or deferred shares of our common stock held by each non-employee director as of January 2, 2022.

Name	Unvested Shares(1)	Deferred Phantom Shares(2)
John P. Larson(3)	3,619	17,808
Brian Bales	2,412	3,024
William (Bill) Breslin	2,412	0
Sue Gove	2,412	0
Lynn Jolliffe(3)	2,412	8,859
Peter H. Kamin	2,412	0
Olaf Kastner	2,412	0
Gail Evans	1,930	1,238

1.	This number represents unvested shares of restricted stock and, for those directors who deferred, unvested phantom stock and dividend equivalents.

2.	This number represents vested phantom stock which are deferred in each director’s account pursuant to the Director Deferred Compensation Plan. These shares will be settled for shares of our common stock on a one-for-one basis.

3.	The number of shares for Ms. Jolliffe and Mr. Larson include shares originally awarded by KAR that were converted into IAA shares in the Spin-Off, because they were members of the KAR board of directors prior to the Spin-Off.

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2022 by: (1) each person or entity who owns of record or beneficially owns more than 5% of any class of the Company’s voting securities; (2) each of our directors, director nominees and named executive officers; and (3) all of our current directors, director nominees and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge and subject to applicable community property laws, each stockholder has sole voting and investment power with respect to the shares of our common stock indicated as beneficially owned, unless otherwise indicated in a footnote to the following table. Except as otherwise disclosed, the percentage calculations below are based on 134,202,964 shares of our common stock outstanding as of April 1, 2022.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
5% BENEFICIAL OWNERS
Melvin Capital Management LP(3)	13,100,000	9.7%
The Vanguard Group(4)	12,279,290	9.1%
BlackRock, Inc.(5)	11,591,698	8.6%
NAMED EXECUTIVE OFFICERS, DIRECTORS AND DIRECTOR NOMINEES
John W. Kett(6)	148,767	*
Vance Johnston(7)	13,255	*
Susan Healy	–	*
Tim O’Day(6)	39,411	*
Sidney Peryar(6)	27,362	*
Maju Abraham(6)	16,830	*
John P. Larson(8)	22,804	*
Brian Bales(8)	8,204	*
William Breslin(8)	9,228	*
Gail Evans(8)	6,563	*
Sue Gove(8)	8,204	*
Lynn Jolliffe(8)	21,984	*
Peter Kamin(8)	358,304	*
Olaf Kastner(8)	6,445	*
CURRENT EXECUTIVE OFFICERS, DIRECTORS AND DIRECTOR NOMINEES AS A GROUP (13 persons)	674,106(9)	*

* Less than one percent

1.	The number of shares includes shares subject to restricted stock awards, deferred stock units as well as shares subject to restricted stock units (“RSUs”) scheduled to vest within 60 days of April 1, 2022. In addition, the number of shares includes option awards which are presently exercisable, but which have not yet been exercised.

2.	Shares subject to RSUs scheduled to vest within 60 days of April 1, 2022 and deferred stock units are considered outstanding for the purpose of determining the percent of the class held by the holder of such award, but not for the purpose of computing the percentage held by others.

3.	Based solely on information disclosed in Amendment No. 2 to a Schedule 13G filed by Melvin Capital Management LP on February 14, 2021. According to this Schedule 13G/A, Melvin Capital Management may be deemed to have shared voting and shared dispositive power with respect to 6,900,000 shares of our common stock as a result of serving as the investment manager to Melvin Capital Master Fund Ltd., Melvin Capital Onshore LP and one or more managed accounts who each hold a portion of such shares of our common stock. The address of Melvin Capital Management LP is 535 Madison Avenue, 22nd Floor, New York, New York 10022.

4.	Based solely on information disclosed in Amendment No. 2 to a Schedule 13G filed by The Vanguard Group on February 10, 2022. According to this Schedule 13G/A, The Vanguard Group has sole dispositive power with respect to 11,831,110 shares, shared voting power with respect to 92,199 shares and shared dispositive power with respect to 201,564 shares of our common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

5.	Based solely on information disclosed in Amendment No. 1 to a Schedule 13G filed by BlackRock, Inc. on February 3, 2022. According to this Schedule 13G, BlackRock, Inc. has sole voting power with respect to 10,985,852 shares and sole dispositive power with respect to 11,454,909 shares of our common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

6.	Includes shares of common stock underlying stock options that are currently exercisable as follows: Mr. Kett (27,942 shares), Mr. O’Day (22,540 shares), Mr. Peryar (13,944 shares) and Mr. Abraham (10,652 shares). For Mr. Kett, also includes 5,000 shares of our common stock purchased on the open market on March 7, 2022.

7.	Mr. Johnston served as the Company’s Chief Financial Officer until September 1, 2021, at which point his employment was terminated with IAA. Accordingly, to the extent Mr. Johnston has acquired or sold shares since that date, IAA is unaware of such transactions.

8.	Includes shares of common stock subject to restricted stock awards as follows: Mr. Larson (3,619 shares), Mr. Bales (2,412 shares), Mr. Breslin (2,412 shares), Ms. Evans (1,930 shares), Ms. Gove (2,412 shares), Mr. Kamin (2,412 shares) and Mr. Kastner (2,412 shares), and shares of common stock subject to deferred stock units as follows: Mr. Larson (17,808 shares), Ms. Evans (1,238 shares) and Ms. Jolliffe (8,856 shares). For Peter Kamin, also includes 350,100 shares of our common stock purchased on the open market from February 15, 2022 to March 8, 2022.

9.	Includes 75,078 shares of our common stock underlying stock options that are currently exercisable.

DELINQUENT SECTION 16(a) REPORTS

Our directors, executive officers, and beneficial owners of more than 10% of our common stock are required under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to file reports of ownership of our common stock and changes thereto with the SEC. Based solely on our review of those reports that have been electronically filed with the SEC during or with respect to fiscal 2021, and written representations by each of our directors and executive officers that a Form 5 was not required for fiscal 2021, we believe that all such reports required by Section 16(a) during fiscal 2021 were filed on a timely basis, with the exception of: (1) the Form 4s for each of the eight independent directors reporting the annual grant of shares of our common stock in connection with our 2021 annual meeting of stockholders (June 16, 2021), which were filed on July 2, 2021; and (2) the Form 4 for Peter Kamin reporting an open market purchase of shares of our common stock on March 1, 2022, which was filed on March 4, 2022.

The following table presents information regarding our current executive officers. The information is current as of the date of this Proxy Statement.

Name	Age	Position
John W. Kett	58	President, Chief Executive Officer and Director
Susan Healy	56	Executive Vice President and Chief Financial Officer
Tim O’Day	59	President, U.S. Operations
Sidney Peryar	47	Executive Vice President, Chief Legal Officer and Secretary
Maju Abraham	46	Senior Vice President and Chief Information Officer

Information on the business background of John W. Kett is set forth above under “Proposal No. 1: Election of Directors.”

Susan Healy has served as Chief Financial Officer of IAA since September 2021. From September 2016 to January 2021, Susan Healy served as the Senior Vice President, Finance for Ulta Beauty, the leading U.S. independent beauty retailer, responsible for Strategy, M&A, FP&A, Treasury and Procurement. From September 2012 to September 2016, Healy was a strategic advisor and CFO to early-stage, venture-backed companies in the consumer, technology, healthcare and renewable energy sectors. She has also held the role of CFO at apparel retailer Lands’ End, where she led the Finance, Accounting, Legal, Procurement and IT teams. After receiving her J.D. from Harvard Law School, Healy spent twelve years at global investment firm Goldman Sachs. Healy also holds a B.S. in Finance from California State Polytechnic University, Pomona.

Tim O’Day has served as President, U.S. Operations of IAA since June 2019. He leads the company’s U.S. operations including over 185 branch locations, title and service call centers, as well as the company’s, transportation logistics, real estate, and IAA’s catastrophe management strategy functions. Mr. O’Day joined IAA in September 2015 as Senior Vice President of Finance, a position he held until June 2019. Prior to joining IAA, Mr. O’Day was Chief Operating Officer and Chief Financial Officer of MedSpeed, a national healthcare transportation and logistics provider, from 2007 to 2015. He was founder and president of Coast to Coast Copiers, a B2B internet technology company, from 2003 to 2006. He also served as President of Braun Events, a regional special event company, from 2000 to 2003, Financial Officer of RentalMax, an equipment rental chain, from 1998 to 2000 and Director of Finance of Vistar Autoglass, a national auto glass company, from 1994 to 1997. Mr. O’Day served in various financial managerial positions at Abbott Laboratories from 1985 to 1994. Mr. O’Day holds a bachelor’s degree in business from Indiana University.

Sidney Peryar has served as Executive Vice President, Chief Legal Officer and Secretary of IAA since June 2019. He is responsible for the company’s general legal affairs, including SEC compliance and filings, mergers and acquisitions, corporate governance and litigation, and leads the company’s climate-related risk management initiatives, corporate responsibility and sustainability efforts and its Diversity, Equity and Inclusion Council. Mr. Peryar previously served as Senior Vice President, General Counsel and Secretary of IAA from February 2017 to June 2019. Mr. Peryar first joined IAA in April 2001 as Corporate Counsel. In 2002, Mr. Peryar became an executive officer of IAA, serving as Vice-President, Corporate Counsel and Secretary, a position he held until October 2004. From October 2004 through February 2017, Mr. Peryar served as Vice President, General Counsel and Secretary of IAA. Prior to joining IAA, Mr. Peryar served as an attorney at Fairbank & Vincent. Mr. Peryar holds an MBA from Northwestern University’s Kellogg Graduate School of Management, a J.D. from Vanderbilt University School of Law and a bachelor’s degree from Auburn University.

Maju Abraham has served as Senior Vice President and Chief Information Officer for IAA since June 2019. He leads the company’s business technology strategy and development spanning from the company’s internal business intelligence platform to external client products and solutions. Mr. Abraham previously served as Vice President of Business Technology of IAA from September 2014 to June 2019. Mr. Abraham first joined IAA in July 2005 and held various other technology roles in the company until December 2010. From December 2010 through September 2014, Mr. Abraham served as Director of Business Technology at IAA. Prior to joining IAA, Mr. Abraham worked at Accubyte Inc. from August 2002 to July 2005 and Diamond InfoTech from 1996 to 2002. Mr. Abraham holds a bachelor’s degree in economics from Mahatma Gandhi University.

GENERAL

We are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).

As described below in this Proxy Statement, our executive compensation program is structured to attract, motivate, and retain highly qualified leaders by rewarding them through a competitive and balanced offering. Our focus is on performance-based components that align our executives with IAA’s success and their direct contributions to that success. We believe that executive compensation should create a direct link between delivering performance and creating stockholder value.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Board will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal on the compensation paid to our named executive officers is advisory only and will not be binding on IAA, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, IAA, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering IAA’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers. In addition, based on our 2020 stockholders vote of “1 YEAR” as the preferred frequency option for future advisory votes on executive compensation, we will hold our next advisory vote to approve the compensation of our named executive officers at our 2023 annual meeting of stockholders.

VOTE STANDARD

Approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote on Proposal No. 2. Abstentions will have the same effect as a vote “AGAINST” Proposal No. 2. Broker non-votes will not be counted in determining the outcome of Proposal No. 2.

The Board recommends that you vote “FOR” the advisory vote to approve the compensation of our named executive officers.

Proxies solicited by the Board will be voted “FOR” the advisory vote to approve the compensation of our named executive officers unless stockholders specify a contrary vote.

OVERVIEW

The following discussion and analysis of our compensation program for named executive officers should be read in conjunction with the tables and text elsewhere in this Proxy Statement that describe the compensation awarded and paid to the named executive officers.

Named Executive Officers

Our named executive officers for the last completed fiscal year were (i) our Chief Executive Officer; (ii) our Chief Financial Officer; and (iii) each of the three other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year. Our named executive officers are:

Name	Title
John W. Kett	President and Chief Executive Officer
Susan Healy(1)	Executive Vice President and Chief Financial Officer
Vance Johnston(2)	Former Executive Vice President and Chief Financial Officer
Tim O’Day	President, U.S. Operations
Sidney Peryar	Executive Vice President, Chief Legal Officer & Secretary
Maju Abraham	Senior Vice President and Chief Information Officer
1.	On August 23, 2021, Ms. Healy was appointed as the Executive Vice President and Chief Financial Officer by the Board of Directors, effective September 1, 2021.

2.	On September 1, 2021, Mr. Johnston departed from the Company.

This Compensation Discussion and Analysis is organized into five sections:

●	Executive Summary (below)

●	Compensation Philosophy and Objectives (page 38)

●	The Role of the Compensation Committee and the Executive Officers in Determining Executive Compensation (page 38)

●	Elements Used to Achieve Compensation Philosophy and Objectives (page 40)

●	Compensation Policies and Other Information (page 48)

EXECUTIVE SUMMARY

On June 28, 2019, we were spun-off from KAR and became a stand-alone public company. As an independent company, we believe we will continue to be a leader in the salvage auction industry, and we believe our enhanced strategic focus and a streamlined operating structure will allow us to maximize long-term value for our stockholders by building on our core strengths. This is our third proxy statement and another opportunity to explain our compensation program and philosophy to our stockholders. IAA, Inc. realigned our executive team in 2021, and appointed a new chief financial officer, Susan Healy, who most recently served as Senior Vice President, finance for $20 billion market capitalization beauty retailer Ulta Beauty.

The Compensation Committee believes that the 2021 compensation of our named executive officers is commensurate with IAA’s size, performance and profitability, the significant scope of their roles and responsibilities, and their strong values-driven leadership. Our executive compensation program is straightforward, consistent, and effective. While remaining true to our guiding principles and sound compensation policies and practices, our program also has the flexibility to incorporate feedback and evolving compensation practices that are important to us and our stockholders, such as the addition of a modifier based on individual goals and key business initiatives in our short-term cash incentive program.

This Compensation Discussion and Analysis explains the guiding principles, policies and practices upon which our executive compensation program is based and the compensation paid to our named executive officers for 2021.

2021 Financial Highlights

(Dollars in Millions; percentage increases compared to fiscal 2020)

* Adjusted EBITDA is a non-GAAP measure and is defined and reconciled to the most comparable GAAP measure, net income, in Appendix A.

Our Executive Compensation Practices are Aligned with Stockholders’ Interests

We adopted a compensation program structured to achieve a close connection between executive pay and Company performance.

WHAT WE DO

● Pay for performance: Our annual incentive program (the “AIP” or “Annual Incentive Program”) is 100% performance-based and our equity incentive program is heavily performance-based. Our annual long-term equity grants in 2021 consisted of at least 50% PRSUs.

● Independent compensation committee: All members of our Compensation Committee are independent under NYSE rules.

● Independent compensation consultant: The Compensation Committee retains its own independent compensation consultant to evaluate and review our executive compensation program and practices.

● Maximum payout caps: The Compensation Committee sets maximum amounts that may be payable for annual cash incentive compensation and PRSUs.

● Clawback policy for financial misconduct: Our clawback policy provides for the recovery and cancellation of incentive compensation of an executive officer in the event we are required to prepare an accounting restatement due to such executive officer’s intentional misconduct.

● Severance benefits for qualifying termination: Severance benefits for termination without a change-in-control are two times base salary and target bonus for the CEO and 1.5 times base salary and target bonus for the CFO, President, U.S. Operations, and CLO, and one times base salary and target bonus for other executive officers. Change in control severance benefits are three times sum of base salary and target bonus for the CEO and 2.5 times base salary and target bonus for the CFO, President, U.S. Operations, and CLO, and 1.5 times base salary and target bonus for other executive officers.

● “Double-trigger” vesting provisions in equity award agreements: For all IAA equity grants, accelerated vesting of assumed or replaced equity awards upon a change in control of the Company is only permitted if an executive experiences a qualifying termination of employment in connection with or following such change in control.

● Robust equity ownership requirements: We have stock ownership guidelines that are applicable to our executive officers. The stock ownership guideline for our CEO is five times his annual base salary, and the CEO currently holds greater than five times his annual base salary. The stock ownership guideline for our other named executive officers is three times their annual base salary. All executive officers are required to hold 50% of vested shares, net of taxes, until stock ownership guidelines are met.

WHAT WE DON’T DO

●  Provide excessive perquisites: We provide a limited number of perquisites that are designed to attract and retain highly qualified executives.

●  Maintain a defined benefit pension plan: We do not maintain a defined benefit pension plan for our executive officers.

● Allow hedging or pledging of the Company’s securities: We prohibit hedging, pledging and short sales of Company stock by our directors and executive officers.

● Reprice stock options: Stock option exercise prices are set equal to the grant date market price and cannot be repriced or discounted without stockholder approval.

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our executive compensation program is structured to attract, motivate, and retain highly qualified leaders by rewarding them through a competitive and balanced offering. Our focus is on performance-based components that deliver results consistent with IAA’s success and ensuring their direct contributions to that success. We believe that executive compensation should be aligned to create a direct link between delivering performance and stockholder value.

The principal objectives of our executive compensation program are:

●	Be competitive in our compensation package, enabling us to attract and retain leadership and talent not only within our industry but comparing across parallel industries as well.

●	Link executive compensation with the achievement of short-term and long-term company objectives.

●	Align the interests of our executives with our stockholders by tying a significant portion of compensation to the Company’s financial performance.

●	Provide competitive upside opportunity without encouraging excessive risk-taking.

●	Ensure equal pay for equal work to attract and increase gender diversity and underrepresented minority groups in leadership roles.

We utilize the competitive range around the median compensation of companies in the compensation Peer Group as a starting point. Compensation decisions are determined by considering several critical factors, including experience level, tenure, sustained performance measures, and alignment with role specific requirements. The Compensation Committee does not rigidly adhere to a peer-based benchmarking strategy in setting compensation amounts for our named executive officers. Instead, the Peer Group compensation information is one of many data points considered by the Compensation Committee in making compensation decisions using its business judgment.

THE ROLE OF THE COMPENSATION COMMITTEE AND THE EXECUTIVE OFFICERS IN DETERMINING EXECUTIVE COMPENSATION

Composition of the Compensation Committee. The Compensation Committee of our Board is comprised of Mses. Jolliffe (Chair) and Evans and Messrs. Breslin and Kastner.

Role of the Compensation Committee. The Compensation Committee has primary responsibility for all compensation decisions relating to our named executive officers. The Compensation Committee reviews the aggregate level of our executive compensation, as well as the mix of elements used to compensate our named executive officers on an annual basis.

Compensation Committee’s Use of Peer Group and Survey Data. The Compensation Committee understands that most companies consider pay levels at comparably-sized, peer companies when setting named executive officer compensation levels. With assistance from its independent compensation consultant, ClearBridge, the Compensation Committee has developed a meaningful comparator group for the Company.

In order to confirm competitiveness of compensation, the Compensation Committee uses a combination of (i) survey data from AON and Mercer and (ii) proxy compensation data of a “proxy comparator group” in setting and adjusting compensation levels. In light of the lack of directly comparable companies for IAA’s business, companies in the proxy comparator group were selected based on (i) a focus on digital marketplace and auto-related fields (ii) similarly-sized revenue and market capitalization levels; (iii) comparable market growth, profitability and/or market valuation profiles; and (iv) companies with which IAA competes for executive talent.

Based on the recommendation of ClearBridge, the Compensation Committee selected the below proxy comparator group in 2021, for the purpose of making IAA compensation decisions. The proxy comparator group consists of the following 13 companies. The compensation paid by the comparator group disclosed in the IAA 2020 proxy statement was considered by the Compensation Committee in making 2021 compensation decisions. The below proxy group was approved by the Compensation Committee on July 21, 2021, and was used, and will be used, in making compensation decisions from that point forward.

2021 Proxy Comparator Group for IAA

Groupon, Inc.	Dorman Products, Inc.	Ritchie Bros. Auctioneers Inc.
Cars.com Inc.	Fair Isaac Corporation	CarGurus, Inc.
CDK Global, Inc.	Herc Holdings Inc.	Vroom, Inc.
Copart, Inc.	KAR Auction Services, Inc.	Standard Motor Products, Inc.
CoStar Group, Inc.

As described above, the Compensation Committee viewed the proxy comparator group and market data as an important guide, but not as the sole determinant in making its decisions regarding compensation levels.

Role of the Independent Compensation Consultant. Since the Spin-Off, the Compensation Committee has used ClearBridge as its independent compensation consultant. ClearBridge provided: (i) advice to the Compensation Committee with respect to the assessment of the Company’s executive compensation practices; (ii) advice regarding the evaluation of long-term incentive compensation practices; (iii) advice and guidance regarding the design of new long-term equity awards; (iv) advice regarding related compensation matters; (v) advice to the Compensation Committee with respect to annual and long-term incentive plan design; (vi) advice to the Compensation Committee on the terms of employment agreements and other employment arrangements for named executive officers; and (vii) guidance on the competitiveness of the executive officers’ elements of compensation. ClearBridge regularly attends Compensation Committee meetings and attends executive sessions as requested by the Chairman of the Compensation Committee. The Compensation Committee has reviewed the independence of ClearBridge in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that the work of ClearBridge for the Compensation Committee does not raise any conflict of interest. All work performed by ClearBridge is and was subject to review and approval of the Compensation Committee, and ClearBridge does not perform services for us, except for executive and director compensation-related services on behalf of, and as instructed by, the Compensation Committee.

Role of the Executive Officers. Mr. Kett regularly participates in meetings of the Compensation Committee at which compensation actions involving our named executive officers are discussed. Mr. Kett assists the Compensation Committee by making recommendations regarding compensation actions for the executive officers other than himself. Mr. Kett recuses himself and does not participate in any portion of any meeting of the Compensation Committee at which his compensation is discussed.

Say On Pay Vote. In 2021, stockholders voted on the compensation of our NEOs (this vote is commonly referred to as a “say on pay” vote). At our 2021 annual meeting, approximately 96% of the votes cast supported our say-on-pay proposal. The Compensation Committee believes this high degree of stockholder support for our 2021 say-on-pay proposal, along with the similarly high level of support for our inaugural say-on-pay proposal in 2020, affirms stockholders’ support of our executive compensation program that we have implemented since the Spin-Off. We will have our third say on pay vote this year.

In our 2020 proxy statement, stockholders were asked to vote on how frequently we should conduct say on pay votes from that year forward (this vote is commonly referred to as a “say on pay frequency” vote). At our 2020 annual meeting, the stockholders cast a say on pay frequency vote for an annual basis so that our stockholders may annually express their views on our executive compensation program.

The Compensation Committee considers the outcome of stockholders’ votes on our executive compensation program when making future compensation decisions for the named executive officers.

ELEMENTS USED TO ACHIEVE COMPENSATION PHILOSOPHY AND OBJECTIVES

Elements of Executive Compensation Program Design

The following table lists the elements of compensation for our executive compensation program. The program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual and long-term incentives. Our incentives are designed to drive overall corporate performance and business unit strategies that correlate to stockholder value and align with our strategic vision.

Fixed
Element	Key Characteristics	Why We Pay This Element	How We Determine Amount	2021 Decisions
Base salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Reward the named executive officers for their past performance and facilitate the attraction and retention of a skilled and experienced executive management team.	Company performance, individual performance, experience, job scope, tenure, review of competitive pay practices and base salary as a percentage of total compensation.	All named executive officers
received a salary increase in 2021
generally intended to restore their
original 2020 salary levels (prior
to salary reductions in connection
with COVID-19 pandemic). See
page 43.

Variable
Element	Key Characteristics	Why We Pay This Element	How We Determine Amount	2021 Outcome
Annual cash incentive awards	Variable compensation component payable in cash based on performance against annually established targets.	Motivate and reward the successful achievement of pre-determined financial objectives at the Company.

Award opportunities are based on individual performance, experience, job scope and review of competitive pay practices.

Actual award payouts were based on achievement of 2021 Adjusted EBITDA for IAA and individual’s achievement of his or her MBOs.

IAA’s Adjusted EBITDA performance in 2021 resulted in a payout of 157.8% of target for the named executive officer annual cash incentive awards (subject to an MBO modifier).
Performance-based restricted stock units (PRSUs) At least 50% of 2021 IAA annual long-term incentive award consists of PRSUs	PRSUs vest at the end of a three-year performance period.	Motivate and reward executives for performance on key long-term measures. Align the interests of executives with our stockholders’ interests and serve to retain executive talent.

Award opportunities are based on individual’s ability to impact future results, job scope, individual performance and review of competitive pay practices.

2021 PRSU awards granted by IAA have three-year cliff vesting and are based on the three-year ROIC performance through December 31, 2023.

PRSU awards made up at least 50% of the aggregate value of long-term incentives granted to the named executive officers in 2021.

IAA granted PRSUs to all of the named executive officers in 2021 and the Compensation Committee approved the grants.
Stock options

Stock options will only have value if the price of our common stock increases following the grant date.

Options vest ratably on each of the first three anniversaries of the grant date subject to the named executive officer’s continued employment with the Company.

		Motivate and reward executives for driving performance that creates stockholder value. Align the interests of executives with our stockholders’ interests and serve to retain executive talent.	Award opportunities are based on individual’s ability to impact future results, job scope, individual performance and review of competitive pay practices.	IAA did not grant any stock options in 2021.
Restricted stock units (RSUs)	RSUs vest ratably on each of the first three anniversaries of the grant date subject to the named executive officer’s continued employment with the Company.	Align the interests of executives with our stockholders’ interests and serve to retain executive talent.	Awards based on individual’s ability to impact future results, job scope, individual performance and review of competitive pay practices.	IAA granted RSUs to all of the named executive officers in 2021 and the Compensation Committee approved the grants.

Compensation Structure and Goal Setting

Our executive compensation program is designed to deliver compensation in accordance with corporate performance with a large percentage of compensation at risk through long-term equity awards and annual cash incentive awards. These awards are linked to actual performance, consistent with our belief that a significant amount of executive compensation should be in the form of equity and that a greater percentage of compensation should be tied to performance for executives who bear higher levels of responsibility for our performance. The mix of target direct compensation awarded in 2021 for our CEO and the average of our other named executive officers is shown in the charts below. Approximately 83% of our CEO’s total target compensation, and approximately 72% of the average total target compensation of our other named executive officers, is at-risk, consisting of PRSUs, RSUs and an annual incentive bonus opportunity.

Base Salary

General. Annual salary levels for our named executive officers are based upon various factors, including the amount and relative percentage of total compensation that is derived from base salary when setting the compensation of our executive officers, Company performance, individual performance, experience, job scope and tenure. In view of the wide variety of factors considered by the Compensation Committee when determining the base salary of each of our named executive officers, the Compensation Committee has not attempted to rank or otherwise assign relative weights to the factors that it considers.

Base Salaries for 2021

In early 2021, the Compensation Committee reviewed the base salaries for each of our named executive officers for 2021. After considering multiple factors as noted above, the Compensation Committee approved the following base salaries for 2021. These 2021 base salary increases, which took effect on January 1, 2021, generally served to restore each executive’s base salary to the level originally approved for 2020 prior to COVID-19 related salary reductions. Ms. Healy’s base salary was approved when she was appointed in August 2021.

Name	Base Salary
John Kett	$735,000
Vance Johnston	$530,000
Susan Healy	$500,000
Tim O’Day	$520,000
Sidney Peryar	$420,000
Maju Abraham	$325,000

Base Salaries for 2022

In early 2022, the Compensation Committee reviewed the base salaries of each of our named executive officers for 2022. After considering multiple factors as noted above, the Compensation Committee approved the following base salaries for 2022.

Name	Base Salary	Increase %	Effective Date
John Kett	$735,000	0%	N/A
Susan Healy	$510,000	2.0%	January 1, 2022
Tim O’Day	$535,000	2.9%	January 1, 2022
Sidney Peryar	$430,000	2.4%	January 1, 2022
Maju Abraham	$345,000	6.2%	January 1, 2022

Annual Cash Incentive Program

General. Named executive officers with greater job responsibilities have a significant proportion of their annual cash compensation tied to Company performance through their annual incentive opportunity.

The IAA, Inc. Annual Incentive Program. Under the IAA, Inc. Annual Incentive Program, which is part of the IAA, Inc. 2019 Omnibus Stock and Incentive Plan, as amended (the “2019 Equity Plan”), the grant of cash-based awards to eligible participants is contingent upon the achievement of certain pre-established corporate performance goals and individual performance goals as determined by the Compensation Committee.

Use of 2021 Adjusted EBITDA

The Compensation Committee determined to use “Adjusted EBITDA” as the relevant performance metric for determining awards under the Annual Incentive Program. The Compensation Committee selected an EBITDA-based performance metric because the Committee believes that our EBITDA performance is an important driver of stockholder value.

“Adjusted EBITDA” is equal to EBITDA (earnings before interest expense, income taxes, depreciation and amortization) and excludes non-recurring items including but not limited to:

●	one-time transaction costs;

●	severance, restructuring and other retention expenses;

●	the net loss or gains associated with certain M&A, financing, and other transactions;

●	gains and losses related to foreign currency;

●	significant unbudgeted litigation costs;

●	significant unbudgeted catastrophe losses; and

●	any other non-recurring expenses and other significant unbudgeted items.

2021 Target Bonus Opportunities

Each named executive officer’s threshold, target and maximum bonus opportunities under the Annual Incentive Program were approved by our Compensation Committee at the beginning of 2021. In 2021, the annual incentive opportunity based on the achievement of 2021 Adjusted EBITDA for each named executive officer was as follows:

			Bonus Opportunity
Name	Base Salary	Threshold % of 2021	Target % of 2021	Superior % of 2021
		Base Salary	Base Salary	Base Salary

John Kett	$735,000	62.5	125	250
Susan Healy	$500,000	37.5	75	150
Tim O’Day	$520,000	37.5	75	150
Sidney Peryar	$420,000	32.5	65	130
Maju Abraham	$325,000	30	60	120
Vance Johnston	$530,000	37.5	75	150

For each named executive above, the Threshold Bonus Opportunity is 50% of the target and the Superior Bonus Opportunity is 200% of target.

Performance Targets for the Annual Incentive Program

The Compensation Committee reviews the Company’s business plan approved by the Board and determines the level of performance required to receive threshold, target and superior annual incentive payouts. The Compensation Committee established the performance objectives in amounts which it believed would increase stockholder value and be achievable given a sustained performance on the part of the named executive officers and which would require increasingly greater results to achieve the target and superior objectives. The Compensation Committee may decrease the potential payouts at each performance target if, in the discretion of the Compensation Committee, the circumstances warrant such an adjustment. In 2021, the Compensation Committee did not increase or decrease the performance targets of any 2021 annual incentive program award. As described elsewhere in this Proxy Statement, the Compensation Committee applied the MBO modifier to the 2021 annual incentive program payout, based on the Compensation Committee’s review of the named executive officers’ achievement of certain pre-established departmental, strategic or operational initiatives and objectives, which resulted in varying increases in payouts for each eligible named executive officer based on their respective performance. Messrs. Kett, O’Day, Peryar and Abraham demonstrated some or greater success versus their MBO targets and as such there were discretionary adjustments to the formulaic results.

2021 Performance Targets. The chart which follows provides the 2021 Adjusted EBITDA performance targets established by the Compensation Committee for 2021 as well as the performance achieved (dollars in millions):

	Threshold	Target	Superior	Achieved	Percentage of Target Award
				Results	Earned (Adjusted EBITDA)

Adjusted EBITDA	$394	$493	$591	$550	157.8%

2021 Annual Incentive Program Payouts. Under the Annual Incentive Program, threshold performance objectives must be met in order for any payout to occur. Payouts can range from 50% of target awards for performance at threshold up to a maximum of 200% of target awards for superior performance or no payout if performance is below threshold. The table below shows the annual incentive opportunities for our named executive officers for 2021. Because IAA achieved at least the threshold level of performance in 2021, each of our named executive officers was eligible to receive an award under the Annual Incentive Program in 2021, which amounts are set forth in the “Summary Compensation Table for 2021” on page 51. Based on the Company’s performance during 2021, our named executive officers earned the percentages and corresponding payout amounts of their target annual incentive awards as set forth below based on the following formula:

Target Annual Incentive Award x Percentage of Target Award Earned = 2021 Initial Payout

2021 Use of Management by Objectives. For the 2021 Annual Incentive Program, the bonus opportunity for each named executive was 100% based on the Company’s financial performance , subject to a +/-10% modifier based on the executive’s performance against his or her MBOs. Each named executive officer’s 2021 MBOs are tailored to their role and aligned with Company initiatives relating to new product and strategy, customers and people and culture. The Compensation Committee determined that for 2021, the MBO modifier would be applied as follows: +5% for Mr. Kett, +2.5% for Mr. O’Day, and +8.75% for Mr. Abraham for partially achieving their respective individual goals, and +10% for Mr. Peryar for fully achieving his individual goals. Mr. Johnston wasn’t eligible for an MBO modifier for 2021 given that he separated from the Company in September 2021, pursuant to the terms of his employment agreement.

Name	Target Incentive Award	Percentage of Target Goal Achieved (Adjusted EBITDA)	Percentage of Target AIP Award Earned	MBO Modifier	2021 Payout(1)
John Kett	$918,750	112%	157.8%	1.05%	$1,522,275
Susan Healy(2)	$375,000	112%	157.8%	–(3)	$188,904
Tim O’Day	$390,000	112%	157.8%	1.025%	$630,804
Sidney Peryar	$273,000	112%	157.8%	1.10%	$473,873
Maju Abraham	$195,000	112%	157.8%	1.0875%	$334,634
Vance Johnston(2)	$397,500	112%	157.8%	–	$418,169

1.	MBO achievement payout is based on the modifier described above, applied per achievement of MBOs.

2.	Both Ms. Healy’s and Mr. Johnston’s 2021 payout is pro-rated based on the number of months worked.

3.	Ms. Healy was not eligible for an MBO Modifier for year 2021, based on her start date of September 1, 2021.

Long-Term Incentive Program

Provided below is a summary of the Compensation Committee’s decisions with respect to long-term incentive awards granted to our NEOs in 2021. The Company provides long-term incentive compensation opportunities in the form of PRSUs and RSUs, each described below:

2021 Performance-Based RSU Awards

The 2021 PRSUs granted by IAA to the named executive officers in 2021 have a three-year performance period. The Compensation Committee determined to use an Adjusted ROIC target to measure performance for the 2021 PRSUs because it believes Adjusted ROIC growth encourages long-term profitability of the Company and will lead to increases in stockholder value. Adjusted ROIC shall mean the Company’s average return on invested capital during the performance period expressed as a percentage equal to (i) the Company’s net operating profit after taxes for each fiscal year in the performance period, divided by (ii) the sum of total long-term debt and stockholders’ equity, averaged for four quarters for each fiscal year in the performance period. In calculating Adjusted ROIC, the Compensation Committee shall make adjustments to eliminate the impact of significant unplanned transactions or events, including but not limited to:

●	Significant unplanned acquisitions and divestures (the impact of such event will be eliminated for a one-year period following the event)

●	Significant unplanned changes to tax rates or other regulatory changes that may impact the business

●	Significant unplanned purchases of land and lease buyouts

●	Other significant unplanned events that impact net operating profit after taxes or invested capital

The percentage of the target PRSUs eligible to become vested will be: 0% for below threshold performance, 50% for threshold performance, 100% for target performance and up to 200% for achieving the Superior performance level or higher. Linear interpolation will be used to calculate the percentage of PRSUs eligible to become vested if performance falls between the levels described above. We believe the target adjusted ROIC performance level is reasonably attainable if we successfully execute our strategy and continue to grow our business during the three-year performance period, while achievement of the maximum performance level will require outperformance.

2021 Time-Based RSU Awards

The RSUs granted to the named executive officers in 2021 will each vest and convert into shares of common stock of IAA in substantially equal installments on each of the first three anniversaries of the grant date, subject to the named executive officer’s continued employment with the Company through each such anniversary. In addition to her annual equity award, IAA also granted Ms. Healy a special sign-on award of RSUs when she joined the Company. These RSUs will vest one-half (1/2) on each of the 2nd and 3rd anniversaries of October 28, 2021 (no RSUs shall vest on the 1st anniversary thereof). RSUs provide a retentive value for the executives, while also directly aligning with the interests of our stockholders, given that the value increases and decreases with changes to our stock price.

2021 Stock Option Awards

The Compensation Committee did not grant any options to the executives in 2021.

Looking Ahead to 2022

The Compensation Committee decided to introduce a new metric in addition to the Adjusted ROIC metric for our PRSU awards for 2022. As such, 25% of PRSU awards granted to the named executive officers may be earned based on relative Total Shareholder Return “TSR” measured over a three-year period against the members of the S&P Midcap 400 Industrials Index as constituted at the beginning of the performance period. 75% of the PRSUs may be earned based on the established Adjusted ROIC goals measured over three years, with values paid at the end of the three-year performance period. We believe that including the relative TSR component into our PRSUs will incentivize our named executive officers to create long-term stockholder value by successfully executing our strategic objectives and outperforming on a stockholder value basis the members of the S&P Midcap Industrials Index described above.

Retirement, Health and Other Welfare Benefits

We offer a variety of health and welfare and retirement programs to all eligible employees, including our named executive officers. As with all Company employees, our named executive officers are eligible to receive 401(k) employer matching contributions equal to 100% of the first 4% of compensation contributed by the named executive officer. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, dental, vision, pharmacy, life, disability and accidental death and disability insurance. We also provide travel insurance to all employees who travel for business purposes.

We also maintain an employee stock purchase plan (“ESPP”), where eligible employees, including our named executive officers, can purchase our stock at a discount via payroll withholdings. The ESPP is administered through individual participation in discrete offering periods. During each discrete offering period, participant funds are withheld, and the stock purchase occurs upon the conclusion of the offering period.

We also provide certain enhanced retirement vesting of equity-incentive awards as described in “Potential Payments Upon Termination in Change for Control Table.”

Perquisites

The Company provides the named executive officers a limited number of perquisites that the Compensation Committee believes are reasonable and consistent with the objective of attracting and retaining highly qualified executive officers. The perquisites which are currently available to certain of our named executive officers include an automobile allowance or use of a Company-owned automobile, an allowance for executive physicals, Company-paid group term life insurance premiums and relocation benefits under the Company’s mobility program. Please see footnote 4 to the “Summary Compensation Table for 2021” on page 51 for more information regarding perquisites.

COMPENSATION POLICIES AND OTHER INFORMATION

Employment Agreements

We have entered into employment agreements with each of our named executive officers. For Messrs. Kett, Johnston, O’Day, Peryar and Abraham, the material terms of their employment agreements were approved by our Compensation Committee in August 2019 and were intended to retain our leadership team following the Spin-Off from KAR. Ms. Healy joined the Company on September 1, 2021 and the terms of her employment agreement are consistent with the rest of our named executive officers.

●	Cash severance benefits upon a qualifying termination not in connection with a change in control under the employment agreements are two times sum of base salary and target bonus for Mr. Kett and 1.5 times sum of base salary and target bonus for all other named executive officers other than Mr. Abraham, whose severance benefits equal one times sum of base salary and target bonus.

●	Cash severance benefits upon a qualifying termination in connection with a change in control are three times sum of base salary and target bonus for Mr. Kett and 2.5 times sum of base salary and target bonus for the other named executive officers other than Mr. Abraham, whose change in control severance benefits equal 1.5 times sum of base salary and target bonus.

●	Pro-Rata Bonus may be paid that would have otherwise been paid to the named executive officer had his/her employment not been terminated with respect to the 2021 calendar year. This bonus would be multiplied by a fraction of the number of days the executive was employed during the 2021 calendar year divided by the total number of days in the 2021 calendar year. The Pro-Rata Bonus shall be paid to the executive at the same time we pay bonuses with respect to the 2021 calendar year.

●	Continued benefits under our medical plans may be provided by us in the event the named executive officer elects continued coverage as in effect immediately prior to the separation date. We will pay the employee portion of the premiums charged to continue coverage for a period of up to 18 months (or 12 months in the case of Mr. Abraham).

●	No named executive officer is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances.

A further description of these agreements can be found in the section titled “Potential Payments Upon Termination or Change in Control—Employment Agreements with Named Executive Officers.”

Tax and Accounting Considerations

Section 162(m). Section 162(m) of the Code generally prohibits a publicly-held company from deducting compensation paid to a current or former NEO that exceeds $1.0 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by an independent compensation committee under a plan approved by stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1.0 million deductibility limit.

As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of IAA and our stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible as a result of the limitations under Section 162(m).

Accounting for Stock-Based Compensation. We account for stock-based compensation in accordance with the requirements of ASC 718.

Clawback Policy for Financial Restatements. The Company’s clawback policy provides for the recovery of incentive compensation in the event the Company is required to prepare an accounting restatement due to any current or former executive officer’s intentional misconduct. In such an event, the executive officer would be required to repay to the Company the excess amount of incentive compensation received under the inaccurate financial statement. The Company intends to revise this policy as needed to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act when such requirements become effective.

Insider Trading Policy

Our insider trading policy expressly prohibits:

●	ownership of margin securities;

●	trading in options, warrants, puts and calls or similar instruments on the Company’s securities; and

●	selling the Company’s securities “short.”

We also prohibit officers, directors and employees from:

●	pledging the Company’s securities as collateral for loans; and

●	purchasing or selling the Company’s securities while in possession of material, non-public information, or otherwise using such information for their personal benefit.

Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act so that they can prudently diversify their asset portfolios and exercise their stock options before their scheduled expiration dates.

Anti-Hedging Policy

In addition to the Company’s existing anti-pledging of Company stock policy, the Company adopted a formal anti-hedging of Company stock policy, which prohibits our officers and directors from engaging in certain forms of hedging or monetization transactions with respect to the Company’s stock, such as prepaid variable forward contracts, equity swaps, collars and exchange funds.

Stock Ownership Guidelines and Stock Holding Requirement

The Compensation Committee adopted the following stock ownership guidelines which are applicable to our named executive officers:

Title	Stock Ownership Guideline
CEO	5 times annual base salary
Other Named Executive Officers	3 times annual base salary

The named executive officers must hold 50% of the vested shares, net of taxes, of Company stock received under awards granted on or after January 1, 2019 until ownership guidelines are met, and the ownership guideline must be met within five years. Mr. Kett and Mr. O’Day own shares in excess of the stock ownership guidelines and the other named executive officers currently are working towards compliance.

The Compensation Committee has reviewed the Compensation Discussion and Analysis for executive compensation for 2021 and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2021 Annual Report on Form 10-K. This report is submitted by Lynn Jolliffe, William (Bill) Breslin, Gail Evans and Olaf Kastner.

Compensation Committee: Lynn Jolliffe (Chair), William (Bill) Breslin, Gail Evans, Olaf Kastner

During fiscal year 2021, Mses. Jolliffe and Evans and Messrs. Breslin and Kastner served as members of the Compensation Committee. None of our executive officers serve, or in fiscal year 2021 has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. None of the individuals serving as members of the Compensation Committee during fiscal year 2021 are now or were previously an officer or employee of the Company or its subsidiaries.

The Compensation Committee considers the potential risks in our business when designing and administering the Company’s pay program, and the Compensation Committee believes its balanced approach to performance measurement and pay delivery works to avoid misaligned incentives for individuals to undertake excessive or inappropriate risk. Further, program administration is subject to considerable internal controls, and when determining the principal outcomes—performance assessments and pay decisions—the Compensation Committee relies on principles of sound governance and good business judgment. In addition, annual incentive awards and long-term incentive awards granted to executives are tied to corporate performance goals. These metrics encourage performance that supports the business as a whole. The executive awards, as well as all employee annual incentive awards for 2021, include a maximum payout opportunity equal to 200% of target for annual incentive awards and for long-term PRSUs. Other compensation structures below the executive level are tied to similar objectives and have similar design elements.

Our executives are also expected to meet share ownership guidelines in order to align the executives’ interests with those of our stockholders. Additionally, the Company’s clawback policy permits the Company to recover incentive compensation paid to an executive officer if the compensation resulted from any financial result or metric impacted by the executive officer’s intentional misconduct. This policy helps to discourage inappropriate risks, as executives will be held accountable for misconduct which is harmful to the Company’s financial and reputational health.

The Compensation Committee has concluded that the Company’s compensation programs (i) do not include elements that have the potential to encourage excessive risk-taking; or (ii) have implemented features, steps and controls that are designed to limit risks of our compensation arrangements. The Compensation Committee has concluded that the Company has a balanced pay and performance program that does not encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.

The table below contains information concerning the compensation of (i) our chief executive officer; (ii) our chief financial officer; and (iii) each of the three other most highly compensated executive officers who were serving as our executive officers as of January 2, 2022.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
John Kett President and Chief Executive Officer	2021	$735,000	-	$2,699,990	-	$1,522,276	$33,637	$4,990,903
	2020	$668,769	-	$3,200,003	-	$411,950	$33,315	$4,314,037
	2019	$613,170	-	$802,330	$576,737(5)	$704,655	$37,290	$2,734,182
Susan Healy Executive Vice President and Chief Financial Officer
	2021	$159,615	-	$499,880	-	$188,904	$106,661	$955,060

Vance Johnston Former Executive Vice President and Chief Financial Officer	2021	$365,639	-	$774,989	-	$418,170	$426,434	$1,985,232
	2020	$510,615	-	$599,985	-	$183,612	$33,146	$1,327,358
	2019	$360,000	$100,000	$1,246,185	$103,984(5)	$448,188	$24,936	$2,283,293
Tim O’Day President, U.S. Operations	2021	$520,000	-	$975,024	-	$630,805	$33,637	$2,159,466
	2020	$493,692	-	$750,005	-	$176,550	$28,893	$1,449,140
	2019	$420,887	-	$253,131	$465,239(5)	$333,305	$32,771	$1,505,333
Sidney Peryar Executive Vice President, Chief Legal Officer & Secretary	2021	$420,000	-	$524,978	-	$473,873	$26,775	$1,445,626
	2020	$396,000	-	$450,012	-	$122,408	$30,534	$998,954
	2019	$333,901	-	$154,154	$287,818(5)	$214,844	$26,720	$1,017,437
Maju Abraham Senior Vice President, and Chief Information Officer	2021	$325,000	-	$374,985	-	$334,635	$28,365	$1,062,985
	2020	$297,000	-	$315,004	-	$84,744	$28,038	$724,786
	2019	$275,565	-	$105,225	$219,871(5)	$161,148	$27,402	$789,211

1.	The amounts reported in this column for 2021 represent the grant date fair value of RSUs granted on February 10, 2021, PRSUs granted on February 11, 2021, computed in accordance with ASC 718. For Ms. Healy, the amounts reported in this column for 2021 represent the grant date fair value of RSUs and PRSUs granted on October 28, 2021 in connection with her appointment as EVP and CFO. The reported award values in this column have been determined using the assumptions described in Note 5 to the consolidated financial statements included in IAA’s 2021 Annual Report. For 2021 PRSUs, the amounts reported are based on the probable outcome of the performance conditions as determined on the grant date. If we achieved the highest level of performance under the 2021 PRSUs, the grant date fair value of the PRSUs would be as follows: Mr. Kett ($3,239,955); Mr. Johnston ($775,011); Ms. Healy ($239,896); Mr. O’Day ($975,029); Mr. Peryar ($524,987); and Mr. Abraham ($374,973).

2.	IAA did not grant any stock options in 2021 or 2020.

3.	The amount reported is equal to the amount paid to the named executive officer under the Annual Incentive Program, which is governed by the 2019 Equity Plan.

4.	The amounts reported for 2021 consist of the following:

●	Automobile allowance: Messrs. Kett, O’Day, and Peryar – $18,000; Mr. Johnston – $12,323; Ms. Healy – $5,746; and Mr. Abraham – $15,600;

●	401(k) matching contributions: Messrs. Kett, Johnston, O’Day, and Abraham – $11,600; Ms. Healy – $0; and Mr. Peryar – $7,363;

●	Company-paid group term life insurance premiums: Mr. Kett – $3,870; Mr. Johnston – $1,433; Ms. Healy – $893; Mr. O’Day – $3,780; Mr. Peryar – $1,317; and Mr. Abraham – $998;

●	Identity Theft Protection Premiums: Messrs. Kett, O’Day, and Abraham – $167; Mr. Johnston – $116; Mr. Peryar – $95; and Ms. Healy – $22;

●	Mr. Johnston also received $391,978 in severance payments and $8,983 in COBRA payments;

●	Ms. Healy was also given a Relocation Expense Reimbursement in the amount of $100,000; and

●	None of the executives used the executive physical benefit.

5.	The amounts reported in this column for 2019 represent the grant date fair value of stock options granted on July 29, 2019, computed in accordance with ASC 718. The reported award values have been determined using the assumptions described in Note 5 to the consolidated financial statements included in IAA’s 2019 Annual Report.

The following table summarizes the payouts which our named executive officers could or may have received upon the achievement of certain performance objectives under the Annual Incentive Program and the grants of PRSUs and RSUs made to our named executive officers during 2021. Awards granted by IAA were made under our 2019 Equity Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)			(j)
											Grant Date
								Number of			Fair Value
								Securities			of Stock
								Underlying	Number of	Exercise	and Option
Name	Grant Date	Threshold(1)	Target(1)	Maximum(1)	Threshold(2)	Target(2)	Maximum(2)	RSU(3)	Options	Price	Awards(4)
John Kett	—	$459,375	$918,750	$1,837,500
	2/10/2021							16,952			$1,080,012
	2/11/2021				12,991	25,982	51,964				$1,619,978
Susan Healy	—	$59,856	$119,711	$239,422
	10/28/2021				1,036	2,072	4,144				$119,948
	10/28/2021							6,563(5)			$379,932
Tim O’Day	—	$195,000	$390,000	$780,000
	2/10/2021							7,652			$487,509
	2/11/2021				3,910	7,819	15,638				$487,515
Sidney Peryar	—	$136,500	$273,000	$546,000
	2/10/2021							4,120			$262,485
	2/11/2021				2,105	4,210	8,420				$262,493
Maju Abraham	—	$97,500	$195,000	$390,000
	2/10/2021							2,943			$187,499
	2/11/2021				1,504	3,007	6,014				$187,486
Vance Johnston	—	$198,750	$397,500	$795,000
	2/10/2021							6,082			$387,484
	2/11/2021				3,108	6,215	12,430				$387,505

1.	Columns (c), (d) and (e) include the potential awards for performance at the threshold, target and maximum (“superior”) levels, respectively, under the Annual Incentive Program. Amounts reported above reflect each executive’s original incentive opportunity that was approved at the start of 2021. For Ms. Healy, this reflects potential payouts under Annual Incentive Program, pro-rated for time served in 2021. See “Compensation Discussion and Analysis—Elements Used to Achieve Compensation Philosophy and Objectives—Annual Cash Incentive Program” for further information on the terms of the Annual Incentive Program.

2.	Columns (f), (g) and (h) include the payout ranges for the PRSUs granted in 2021, which are 50% for threshold, 100% for target, and 200% for maximum.

3.	Column (i) includes the number of RSUs granted in 2021. Except as described below for Ms. Healy, these awards vest ratably on each of the first three anniversaries of the grant date subject to the executive’s continued employment with the Company through each such anniversary.

4.	The amounts reported in this column represent the grant date fair value of awards granted on February 10, 2021 for the RSUs and February 11, 2021 for PRSUs, computed in accordance with ASC 718 (for PRSUs, grant date fair value is based on the probable outcome of the performance conditions on the grant date ). Ms. Healy’s RSU and PRSU represents the grant date fair value of the awards on October 28, 2021.

5.	Ms. Healy’s RSUs granted on October 28, 2021: 2,072 RSUs vest ratably on each of the first three anniversaries of the grant date subject to the executive’s continued employment with the Company through each such anniversary, and 4,491 RSUs vest ratably on each of the 2nd and 3rd anniversaries of October 28, 2021, that is to say no RSUs shall vest on the first anniversary.

Additional information concerning our cash and equity incentive awards and plans may be found in the sections titled “Compensation Discussion and Analysis—Elements Used to Achieve Compensation Philosophy and Objectives—Annual Cash Incentive Program” and “Long-Term Incentive Opportunities,” respectively.

The following table presents information regarding the outstanding equity awards held by our named executive officers on January 2, 2022. This table includes both awards originally granted by KAR prior to the Spin-Off and awards granted by IAA after the Spin-Off. However, this table only includes awards with respect to shares of IAA common stock, and does not represent the portion of any award that was converted in the Spin-Off to cover shares of KAR common stock.

Option Awards	Stock Awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
							Equity Incentive	Equity Incentive
	Number of	Number of					Plan Awards:	Plan Awards:
	Securities	Securities					Number of	Market or Payout
	Underlying	Underlying			Number of	Market Value of	Unearned Shares,	Value of Unearned
	Unexercised	Unexercised	Option	Option	Shares or Units	Shares or Units of	Units or Other	Shares, Units or
	Options	Options	Exercise	Expiration	of Stock That	Stock That Have	Rights That Have	Other Rights That
Name	Exercisable	Unexercisable	Price	Date	Have Not Vested	Not Vested	Not Vested	Have Not Vested
John Kett					1,165(1)	$58,972(1)
	27,942(2)	13,972(3)	$46.97	7/29/2029	1,024(4)	$51,835(4)
					12,210(5)	$618,070(5)	20,812(6)	$1,053,503(6)
							26,342(7)	$1,333,432(7)
					16,952(8)	$858,110(8)
							25,982(9)	$1,315,209(9)
Susan Healy					6,563(10)	$332,219(10)	2,072(11)	$104,885(11)
Tim O’Day					491(1)	$24,854(1)
	22,540(2)	11,271(3)	$46.97	7/29/2029	826(4)	$41,812(4)
					5,203(5)	$263,375(5)
							7,484(7)	$374,840(7)
					7,652(8)	$387,344(8)
							7,819(9)	$395,798(9)
Sidney Peryar					288(1)	$14,579(1)
	13,944(2)	6,973(3)	$46.97	7/29/2029	511(4)	$25,867(4)
					3,122(5)	$158,036(5)
							4,490(7)	$227,284(7)
					4,120(8)	$208,554(8)
							4,210(9)	$213,110(9)
Maju Abraham					181(1)	$9,162(1)
	10,652(2)	5,327(3)	$46.97	7/29/2029	391(4)	$19,792(4)
					2,186(5)	$110,665(5)
							3,143(7)	$159,099(7)
					2,943(8)	$148,975(8)
							3,007(9)	$152,214(9)
Vance Johnston (12)							3,326(13)	$168,368
							1,381(13)	$69,912

Footnotes to Outstanding Equity Awards at Fiscal Year-End 2021

1.	The total amounts and values in columns (f) and (g) equal the total number of RSUs granted on February 22, 2019 that vest ratably on each of the first three anniversaries of the grant date subject to the named executive officer’s continued employment with the Company through each such anniversary, multiplied by the market price of Company common stock at the close of the last trading day in 2021, which was $50.62 per share.

2.	The stock options in column (b) were granted on July 29, 2019 and have vested and are exercisable.

3.	The stock options in column (c) were granted on July 29, 2019 and remain subject to vesting over the three-year period following the grant date of 7/29/2019.

4.	The total amounts and values in columns (f) and (g) equal the total number of RSUs granted on July 29, 2019 that vest ratably on each of the first three anniversaries of the grant date subject to the named executive officer’s continued employment with the Company through each such anniversary, multiplied by the market price of Company common stock at the close of the last trading day in 2021, which was $50.62 per share.

5.	The total amounts and values in columns (f) and (g) equal the total number of RSUs granted on February 5, 2020 that vest ratably on each of the first three anniversaries of the grant date subject to the named executive officer’s continued employment with the Company through each such anniversary, multiplied by the market price of Company common stock at the close of the last trading day in 2021, which was $50.62 per share.

6.	The total amounts and values in columns (h) and (i) equal the total number of PRSUs granted on February 5, 2020 that have a three-year performance period. The performance period will end on December 31, 2022.

7.	The total amounts and values in columns (h) and (i) equal the total number of PRSUs granted on February 20, 2020 that have a three-year performance period. The performance period will end on December 31, 2022.

8.	The total amounts and values in columns (f) and (g) equal the total number of RSUs granted on February 10, 2021 that vest ratably on each of the first three anniversaries of the grant date subject to the named executive officer’s continued employment with the Company through each such anniversary, multiplied by the market price of Company common stock at the close of the last trading day in 2021, which was $50.62 per share.

9.	The total amounts and values in columns (h) and (i) equal the total number of PRSUs granted on February 11, 2021 that have a three-year performance period. The performance period will end on December 31, 2023.

10.	The total amounts and values in columns (f) and (g) equal the total number of RSUs granted on October 28, 2021, of which 2,072 will vest ratably on each of the first three anniversaries of the grant date and of which 4,491 shall vest in one-half (½) increments on each of the 2nd and 3rd anniversaries of the grant date (no RSUs shall vest on the 1st anniversary of the grant date) subject to the named executive officer’s continued employment with the Company through each such anniversary, multiplied by the market price of Company common stock at the close of the last trading day in 2021, which was $50.62 per share.

11.	The total amounts and values in columns (h) and (i) equal the total number of PRSUs granted on October 28, 2021 that have a three-year performance period. The performance period will end on December 31, 2023.

12.	As a result of Mr. Johnston’s departure effective September 1, 2021, all unvested RSUs were forfeited. No stock options were outstanding as of January 2, 2022 as any vested stock options only remained outstanding for a period of 90 days following his separation date.

13.	As a result of Mr. Johnston’s departure effective September 1, 2021, the quantity of PRSUs have been adjusted pursuant to IAA’s PRSU Award Agreement to reflect the pro-rated time worked during the performance period and will vest on the original vesting date after being adjusted for performance.

The following table presents information regarding the exercise of stock options during 2021 and the vesting during 2021 of stock awards granted to the named executive officers. This table includes the vesting of both awards originally granted by KAR prior to the Spin-Off and awards granted by IAA after the Spin-Off.

		Option Awards			Stock Awards

(a)	(b)		(c)	(d)		(e)
Name	Number of Shares Acquired on Exercise		Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)		Value Realized on Vesting(2)
John Kett	—		—	51,731		$2,007,238
Vance Johnston	5,038		$32,219	21,989		$879,778
Tim O’Day	—		—	10,600		$474,960
Sidney Peryar	—		—	6,306		$283,330
Maju Abraham	—		—	3,985		$183,552

1.	The value realized on exercise is determined by multiplying (a) the number of options exercised by (b) the excess of the market price of our common stock on the exercise date over the exercise price of the option.

2.	The value realized on vesting is determined by multiplying the number of RSUs and PRSUs that vested during 2021 by the market price of our common stock on the respective vesting dates.

The amounts in the table below assume that the termination and/or change in control, as applicable, was effective as of January 1, 2022, the last business day of the prior fiscal year. The table is merely an illustrative example of the impact of a hypothetical termination of employment or change in control. The amounts that would actually be paid upon a termination of employment can only be determined at the time of such termination, based on the facts and circumstances then prevailing.

Name	Triggering Event	Cash Severance	Non-Equity Incentive Pay(1)	Stock Options(2)	PRSUs(3)	RSUs(4)	Excise Tax Gross-Up(5)	Life Insurance(6)	Total
John Kett	Death	$36,643(9)	$1,522,276	$50,998	$3,702,144	$1,586,987	—	$800,000	$7,699,048
	Disability(7)	$36,643(9)	$1,522,276	$50,998	$3,702,144	$1,586,987	—	—	$6,899,048
	Retirement(8)	—	—	—	—	—	—	—	—
	Voluntary / for Cause	—	—	—	—	—	—	—	—
	Termination w/o Cause or for Good Reason	$3,344,143(10)	$1,522,276	—	$2,029,693	—	—	—	$6,896,112
	CIC (single trigger)	—	—	—	—	—	—	—	—
	Termination after CIC (double trigger)	$4,997,893(10)	$1,522,276	$50,998	$3,702,144	$1,586,987	—	—	$11,860,298
Susan Healy	Death	$14,770(9)	$188,904	$0	$104,885	$332,219	—	$800,000	$1,440,778
	Disability(7)	$14,770(9)	$188,904	$0	$104,885	$332,219	—	—	$640,778
	Retirement(8)	—	—	—	—	—	—	—	—
	Voluntary / for Cause	—	—	—	—	—	—	—	—
	Termination w/o Cause or for Good Reason	$944,337(10)	$188,904	—	$69,923	—	—	—	$1,203,164
	CIC (single trigger)	—	—	—	—	—	—	—	—
	Termination after CIC (double trigger)	$1,564,048(10)	$188,904	$0	$104,885	$332,219	—	—	$2,190,056
Tim O’Day	Death	$37,443(9)	$630,805	$41,139	$774,638	$717,386	—	$800,000	$3,001,411
	Disability(7)	$37,443(9)	$630,850	$41,139	$774,638	$717,386	—	—	$2,201,411
	Retirement(8)	—	—	—	—	—	—	—	—
	Voluntary / for Cause	—	—	—	—	—	—	—	—
	Termination w/o Cause or for Good Reason	$1,402,443(10)	$630,805	—	$384,493	—	—	—	$2,417,740
	CIC (single trigger)	—	—	—	—	—	—	—	—
	Termination after CIC (double trigger)	$2,312,443(10)	$630,805	$ 41,139	$774,638	$717,386	—	—	$4,476,411
Sidney Peryar	Death	$12,338(9)	$473,873	$25,451	$440,394	$407,036	—	$800,000	$2,159,093
	Disability(7)	$12,338(9)	$473,873	$25,451	$440,394	$407,306	—	—	$1,359,093
	Retirement(8)	—	—	—	—	—	—	—	—
	Voluntary / for Cause	—	—	—	—	—	—	—	—
	Termination w/o Cause or for Good Reason	$1,051,838(10)	$473,873	—	$222,559	—	—	—	$1,748,237
	CIC (single trigger)	—	—	—	—	—	—	—	—
	Termination after CIC (double trigger)	$1,744,838(10)	$473,873	$25,451	$440,394	$407,036	—	—	$3,091,593

Name	Triggering Event	Cash Severance	Non-Equity Incentive Pay(1)	Stock Options(2)	PRSUs(3)	RSUs(4)	Excise Tax Gross-Up(5)	Life Insurance(6)	Total
Maju Abraham	Death	$24,962(9)	$334,635	$19,444	$311,313	$288,584	—	$650,000	$1,628,937
	Disability(7)	$24,962(9)	$334,635	$19,444	$311,313	$288,584	—	—	$978,937
	Retirement(8)	—	—	—	—	—	—	—	—
	Voluntary / for Cause	—	—	—	—	—	—	—	—
	Termination w/o Cause or for Good Reason	$544,962(10)	$334,635	—	$156,804	—	—	—	$1,036,401
	CIC (single trigger)	—	—	—	—	—	—	—	—
	Termination after CIC (double trigger)	$817,443(10)	$334,635	$19,444	$311,313	$288,584	—	—	$771,418
Vance Johnston	Termination w/o Cause or for Good Reason	$1,479,795(11)	$418,170	—	—	—	—	—	$1,897,964

1.	The amounts reported are equal to the full amount of the named executive officer’s 2021 annual bonus (a January 2, 2022 termination results in a 100% payout, whereas a termination on any other date would result in a prorated amount payable under the terms of such officer’s employment agreement or the 2019 Equity Plan, as applicable.
2.	The amounts reported assume a Company common stock price of $50.62, which was the closing price on December 31, 2021. Certain of the named executive officers had outstanding, unvested options as of such date. Upon a named executive officer’s termination of employment due to death or disability or due to a Qualifying Termination (as defined below) within two years following a change in control of the Company (as defined in our 2019 Equity Plan), all outstanding unvested options will become fully vested. All outstanding unvested options would also generally become fully vested if they are not assumed or replaced in the change in control.
3.	The amounts reported assume a Company common stock price of $50.62, which was the closing price on December 31, 2021. Upon a named executive officer’s termination of employment due to death or disability, the named executive officer will remain eligible to vest in any outstanding PRSUs that are earned based on performance. Upon a named executive officer’s termination of employment due to Retirement or due to a Qualifying Termination (as defined below), the named executive officer will remain eligible to vest in a pro-rata portion (with the pro-rata portion based on the portion of the performance period the executive remained employed, and increased by an additional year in the case of Retirement) of any outstanding PRSUs that are earned based on performance. Upon a named executive officer’s termination of employment due to a Qualifying Termination within two years following a change in control of the Company (as defined in our 2019 Equity Plan), all outstanding PRSUs will become fully vested (with vesting to be at a minimum of the target performance level). All outstanding PRSUs would also generally become fully vested (with vesting to be at a minimum of the target performance level) if they are not assumed or replaced in the change in control with a time-based award that would continue to vest based solely on continued employment. Amounts reported are based on the target performance levels for 2021 & 2020 PRSUs outstanding.
4.	The amounts reported assume a Company common stock price of $50.62, which was the closing price on December 31, 2021. Upon a named executive officer’s termination of employment due to death or disability or due to a Qualifying Termination (as defined below) within two years following a change in control of the Company (as defined in our 2019 Equity Plan), all outstanding RSUs will become fully vested. All outstanding unvested RSUs would also generally become fully vested if they are not assumed or replaced in the change in control. Upon a named executive officer’s termination of employment due to Retirement, the executive would receive accelerated vesting of the RSUs that were scheduled to vest during the one-year period following Retirement.
5.	No named executive officers are entitled to any gross-up or similar payments to cover any change in control excise taxes triggered under Sections 280G and 4999 of the Code.
6.	Under the Group Term Life Policy, each named executive officer’s designated beneficiary is entitled to a payment in an amount equal to two times his/her annual salary, not exceeding $800,000.
7.	Long-term disability is a Company-paid benefit for all employees and therefore is not included in this table. The long-term disability benefit is only paid after six months on short-term disability and is 66.67% of base pay capped at $15,000 per month.
8.	None of the named executives have satisfied the Retirement requirements under the 2019 Equity Plan and the applicable award agreements as of December 31, 2021 (i.e., none had reached the age of 60 and met the applicable age and service requirements), and thus, they would not have been entitled to a prorated payout of their annual bonuses or accelerated vesting of their equity for a Retirement as of such date.
9.	Under the terms of each named executive officer’s employment agreement (other than with respect to Mr. Abraham), he/she (or his/her estate) would be entitled to COBRA premium payments for 18 months in the event of his/her death or Disability. Mr. Abraham (or his estate) would be entitled to COBRA premium payments for 12 months in the event of his death or Disability.
10.	These amounts are equal to (i) for Mr. Kett, (a) a severance multiple of two times the sum of Mr. Kett’s current annual base salary ($735,000 as of December 31, 2021) and 2021 target bonus amount; and (b) COBRA premium payments for 18 months; and (ii) for all other named executive officers except Mr. Abraham, (a) a severance multiple of one and a half times the sum of the officer’s current annual base salary ($500,000 for Ms. Healy, $520,000 for Mr. O’Day, $420,000 for Mr. Peryar) and 2021 target bonus amount; and (b) COBRA premium payments for 18 months; and (iii) for Mr. Abraham, (a) a severance multiple of one times the sum of his current annual base salary ($325,000) and 2021 target bonus amount; and (b) COBRA premium payments for 12 months. The severance benefits will be increased for each named executive officer for a termination of employment within two years following a change in control of the Company under the 2019 Equity Plan. Mr. Abraham’s COBRA benefits period will cover up to 18 months instead of 12 months, and the change in control severance multiple for Mr. Kett is three, the change in control severance multiple for Mr. Abraham is one and one half, and the change in control severance multiple for the other named executive officers is two and one half.
11.	Amounts reflected in the table above represent actual termination benefits provided to Mr. Johnston pursuant to the terms of his separation agreement effective September 1, 2021 as follows: (a) a cash severance multiple of one and a half times the sum of Mr. Johnston’s then-current annual base salary ($530,000) and 2021 target bonus amount; ($397,500) and the payment for the thirty (30)-days notice pursuant to Mr. Johnston’s Employment Agreement (b) a prorated 2021 AIP bonus amount and (c) COBRA premium payments for 18 months of $44,378.

Summary: For the 2021 fiscal year, the ratio of the annual total compensation of Mr. Kett, our Chief Executive Officer (“CEO Compensation”), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Mr. Kett (“Median Annual Compensation”) was 116 to 1.

This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below. The assumptions used in the calculation of our estimated pay ratio are specific to our company and our employee population; therefore, our pay ratio may not be comparable to other companies’ pay ratios, including the companies in our proxy comparator group.

In this summary, we refer to the employee who received the Median Annual Compensation as the “Median Employee.” For purposes of this summary, Median Annual Compensation was $42,867.42. It was calculated by totaling for our Median Employee all functional elements of compensation for the 2021 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K. For purposes of this summary, CEO Compensation was $4,990,903.

Methodology: To identify the Median Employee, we first determined our employee population on January 2, 2022 (the “Determination Date”). We had 3944 employees (other than Mr. Kett), representing all full-time, part-time, seasonal, and temporary employees of us and our consolidated subsidiaries as of the Determination Date. This number did not include any independent contractors or “leased” workers, as permitted by the applicable SEC rules. Of our 3,994 total employees (other than Mr. Kett), approximately 146 (3.70% of our total employee population) are located outside of the U.S. and Canada. As permitted under the de minimis exemption to Item 402(u) of Regulation S-K, we chose to exclude those 146 employees in the United Kingdom. We used our total employees (3,994 other than Mr. Kett) to make our de minimis calculation.

We then measured compensation for the period beginning on January 1, 2021, and ending on January 2, 2022, for 3,797 employees (after the permitted exclusions noted above). This compensation measurement was first calculated by totaling base salary (for salaried employees) and wages (for hourly employees) for each employee and converting international currencies into U.S. dollars. We annualized the total compensation for the portion of our permanent employee workforce (full-time and part-time), which worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. We then calculated gross wages reported on Form W-2 for all employees, which included cash compensation, including regular pay (wages and salary), all variants of overtime (if eligible), and all variants of bonus payments paid (if any). We then ranked employees to identify the Median Employees.

We currently maintain two equity compensation plans: the 2019 Equity Plan and our ESPP. Each of the 2019 Equity Plan and the ESPP was approved by our stockholders.

The following table sets forth, for each of our equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of January 2, 2022.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by stockholders	945,266(1)	$35.63(2)	5,680,989(3)

1.	Of these shares, 280,232 were subject to options, 496,571 were subject to RSUs and 168,463 were subject to PRSUs.

2.	This weighted-average exercise price does not reflect the shares that will be issued upon the payment of outstanding RSUs and PRSUs and is calculated solely with respect to outstanding unexercised stock options.

3.	Represents 4,756,029 shares available for future issuance under the 2019 Equity Plan, and 924,960 shares available for future issuance under the ESPP. Shares available under the 2019 Equity Plan may be used for any type of award authorized in the 2019 Equity Plan (subject to certain limitations of the 2019 Equity Plan) including stock options, stock appreciation rights, stock units, restricted stock, performance-based awards, stock bonuses and other awards payable in share of our common stock.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Following the Spin-Off, we entered into new employment agreements with each of our named executive officers (other than Ms. Healy, who we entered into a new employment agreement in connection with her commencement of employment in 2021). These new agreements replaced any prior employment agreements that were in place while the executives were employed by KAR.

A summary of some of the key terms of the new employment agreements with our named executive officers is included below.

Term. The employment agreement for each named executive officer has an initial three-year term which will automatically renew for additional successive one-year terms unless either IAA or any named executive officer gives notice of non-renewal within sixty days prior to the end of any applicable term.

Base Salary and Bonus. The employment agreement for each named executive officer entitles the executive to receive a minimum annual base salary amount and target annual incentive bonus amount.

Equity Awards. Each named executive officer is eligible to participate in our 2019 Equity Plan. Any grants made to the named executive officers under our 2019 Equity Plan will be determined by our Compensation Committee in its discretion.

Other Benefits. Each named executive officer is eligible to participate in our benefit plans and programs generally available to our executive officers. Each named executive officer will also be entitled to an annual automobile allowance on the same terms as in effect at the time of the Spin-Off (if employed at that time), up to $3,500 annually for an annual executive physical, and reimbursement for the costs of an identity theft protection plan.

Severance Terms. If the Company terminates a named executive officer’s employment without cause, provides notice that a named executive officer’s employment agreement will not be extended or further extended, or if a named executive officer terminates his employment for good reason as defined in the employment agreement (each, a “Qualifying Termination”), the executive will be entitled to receive: (i) a severance payment equal to a multiple of the executive’s base salary then in effect plus the executive’s target annual bonus for the year of termination, payable in substantially equal installments over the applicable severance period, (ii) payment of a pro-rata portion of any annual bonus actually earned for the year of termination, and (iii) reimbursement of premiums to continue benefits coverage under COBRA for up to 18 months (or 12 months in the case of Mr. Abraham). The severance multiple for Mr. Kett is two, the severance multiple for Mr. Abraham is one, and the severance multiple for the other named executive officers is one and one half.

If, within two years following a change in control of the Company (which has the same meaning as in our 2019 Equity Plan), a named executive officer experiences a Qualifying Termination, each named executive officer’s severance multiple is increased and all of the named executive officer’s outstanding and unvested equity awards granted under our 2019 Equity Plan will receive full accelerated vesting (with any in-progress performance-based awards to vest at a minimum of the target performance level). Mr. Abraham’s COBRA benefits period will also cover up to 18 months instead of 12 months. The change in control severance multiple for Mr. Kett is three, the change in control severance multiple for Mr. Abraham is one and one half, and the change in control severance multiple for the other Named Executives is two and one half.

If a named executive officer’s employment terminates as a result of the executive’s death or disability, the executive will be entitled to receive: (i) payment of a pro-rata portion of any annual bonus actually earned for the year of termination, and (ii) reimbursement of premiums to continue benefits coverage under COBRA for up to 18 months (or 12 months in the case of Mr. Abraham).

No named executive officer is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Code, and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances.

Release Requirement and Restrictive Covenants. Each named executive officer’s receipt of the severance benefits described above is subject to the executive’s execution of a release of claims in favor of IAA and compliance with the ownership of work product and nondisclosure restrictions, as well as one-year noncompetition and nonsolicitation restrictions, contained in each executive’s employment agreement.

GENERAL

The Audit Committee has appointed KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for its fiscal year ending January 1, 2023. The Audit Committee and the Board seek to have our stockholders ratify the Audit Committee’s appointment of KPMG, which has served as the Company’s independent registered public accounting firm since 2018.

Additional information regarding KPMG, including the fees we paid to KPMG in fiscal 2021, can be found in this Proxy Statement under the caption “Fees Paid to KPMG LLP.” The report of the Audit Committee included in this Proxy Statement under the caption “Report of the Audit Committee” also contains information about the role of KPMG with respect to the audit of the Company’s annual financial statements.

Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain KPMG. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

VOTE STANDARD

Ratification of the appointment of KPMG as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote on Proposal No. 3. Abstentions will have the same effect as a vote “AGAINST” Proposal No. 3. No broker non-votes are expected on Proposal No. 3.

The Board recommends that you vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for 2022.

Proxies solicited by the Board will be voted “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for 2022 unless stockholders specify a contrary vote.

The Audit Committee is comprised of four independent directors: Mses. Gove and Jolliffe, and Messrs. Bales and Kamin. The Board has determined that each member of the Audit Committee meets the enhanced independence standards for Audit Committee members as set forth in applicable rules of the NYSE and the SEC and that each of Mses. Gove and Jolliffe, and Messrs. Bales and Kamin qualify as an audit committee financial expert. The Audit Committee operates under a written charter adopted by the Board, which is available in the Governance section of our Investor Relations website at https://investors.iaai.com.

The Audit Committee assists the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company. In that role, the Audit Committee oversees our financial reporting process on behalf of the Board. Our management has the primary responsibility for our financial statements and the reporting process, including the Company’s systems of internal controls. KPMG, our independent registered public accounting firm for 2021, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles.

The Audit Committee discusses with KPMG the overall scope and plans for its quarterly reviews and annual audit of the Company’s consolidated financial statements. The Audit Committee, at least quarterly, meets with management, including the Company’s Chief Financial Officer, and representatives of KPMG, including in separate executive sessions, to discuss the consolidated financial statements, the results of KPMG’s review and audit of the consolidated financial statements and the overall quality of the Company’s financial reporting and compliance programs.

In fulfilling its oversight responsibilities during the fiscal year, the Audit Committee reviewed and discussed with management the audited consolidated financial statements and related financial statement disclosures included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2022. Also, the Audit Committee reviewed and discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (‘‘PCAOB’’) and the SEC. The Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed KPMG’s independence with KPMG. The Audit Committee has also reviewed non-audit services performed by KPMG and considered whether KPMG’s provision of non-audit services was compatible with maintaining its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2022. The Audit Committee also appointed KPMG to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2023. The members of the Audit Committee believe that the continued retention of KPMG to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee is recommending that the Board ask our stockholders to ratify the appointment of the independent registered public accounting firm at our Annual Meeting. This report is submitted by Sue Gove, Lynn Jolliffe, Brian Bales and Peter H. Kamin.

The Audit Committee

Sue Gove (Chair)

Brian Bales

Lynn Jolliffe

Peter Kamin

The table below sets forth the aggregate fees charged to IAA by KPMG for audit services rendered in connection with the audit of our consolidated financial statements and report for fiscal 2021 and for other services rendered during fiscal 2021 and 2020 to IAA and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services.

Fee Category	2021	2020
Audit Fees	$1,792,685	$1,602,162
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	$1,780	$1,600
Total Fees	$1,794,465	$1,603,762

Audit Fees: Consists of fees and expenses for professional services rendered for the audit of our consolidated financial statements, review of the interim condensed consolidated financial statements included in the Company’s quarterly reports, and services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

All Other Fees: Consists of a license to use KPMG’s accounting research software.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF KPMG

The Audit Committee has a policy for the pre-approval of all audit and permissible non-audit services provided by KPMG. Under this policy, the Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by KPMG and establishes a pre-approved aggregate fee level for these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee. In addition, Ms. Gove, as the Chair of the Audit Committee, has been delegated authority to act between meetings of the Audit Committee to review and pre-approve requests for audit or permitted non-audited services proposed to be provided to IAA by KPMG that were not otherwise pre-approved by the Audit Committee; provided, however, that any such pre-approval by Ms. Gove will be reported to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit and permissible non-audit services provided by KPMG in fiscal 2021 in accordance with this pre-approval policy.

Our Board has adopted a written related persons transactions policy, the purpose of which is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (a) the Company (including any of its subsidiaries) was, is or will be a participant, (b) the amount involved exceeds $120,000 and (c) any related person had, has or will have a direct or indirect material interest. For purposes of the policy, a related person is (a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company, (b) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (c) any immediate family member of any of the foregoing persons, or (d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a more than 5% beneficial ownership interest.

Under the policy, our Audit Committee is responsible for reviewing, considering, approving and ratifying, as applicable, each related person transaction. In the course of the review and approval of a related person transaction, the Audit Committee may consider the following factors:

●	the relationship of the related person to the Company and nature of the related person’s interest in the transaction;

●	the material terms of the transaction, including, without limitation, the amount and type of transaction;

●	the benefits to the Company of the proposed transaction;

●	if applicable, the availability of other sources of comparable products or services; and

●	an assessment of whether the proposed transaction is on terms that are no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

There have been no related person transactions since December 28, 2021 that are required to be disclosed in this Proxy Statement.

STOCKHOLDER PROPOSALS FOR INCLUSION IN PROXY MATERIALS

A stockholder seeking to have a proposal included in the Company’s proxy statement for the 2023 annual meeting of stockholders must comply with Rule 14a-8 under the Exchange Act, which sets forth the requirements for including stockholder proposals in Company-sponsored proxy materials. In accordance with Rule 14a-8, any such proposal must be received by the Company’s Secretary at the Company’s principal executive offices at IAA, Inc., Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154 by January 2, 2023, which is 120 days prior to the one-year anniversary of the date this Proxy Statement was first mailed to stockholders. However, if the date of the 2023 annual meeting of stockholders changes by more than 30 days from the one-year anniversary of the date of the Annual Meeting, then such proposals must be received a reasonable time before the Company begins to print and send its proxy materials for the 2023 annual meeting of stockholders.

NOMINATIONS OF DIRECTOR CANDIDATES AND STOCKHOLDER PROPOSALS NOT INTENDED FOR INCLUSION IN PROXY MATERIALS

The Company’s Bylaws establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2023 annual meeting of stockholders, a notice of the nomination or the proposal the stockholder wishes to present at the annual meeting of stockholders must be delivered to the Secretary at the Company’s principal executive offices at IAA, Inc., Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154, not earlier than February 15, 2023, which is one hundred twenty (120) days prior to the first anniversary of the date of this year’s Annual Meeting, and not later than March 17, 2023, which is ninety (90) days prior to the first anniversary of the date of this year’s Annual Meeting (provided, however, that in the event that the 2023 annual meeting of stockholders is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the 2023 annual meeting of stockholders was mailed or such public disclosure of the date of the 2023 annual meeting of stockholders was made, whichever first occurs). All director nominations and stockholder proposals must comply with the requirements of Article II, Section 4 of the Company’s Bylaws.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2023 annual meeting of stockholders must provide written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the stockholder. Such written notice must be provided in accordance with Rule 14a-19 no later than April 16, 2023. If we change the date of the 2023 annual meeting of stockholders by more than 30 days from the date of this year’s Annual Meeting, your written notice must be received by the later of 60 days prior to the date of the 2023 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.

Stockholder proposals or director nominations submitted to the Company’s Secretary that do not comply with the above requirements may not be brought before the 2023 annual meeting of stockholders. We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the Company’s solicitation of proxies for our 2023 annual meeting of stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Q: Why am I receiving these materials?

A:	We are providing these proxy materials to you in connection with the Board’s solicitation of proxies to be voted at the Company’s Annual Meeting and at any adjournments or postponements thereof. Stockholders are invited to attend the Annual Meeting to be held via a live audio webcast on June 15, 2022, beginning at 9:00 a.m., Eastern Daylight Time, at www.cesonlineservices.com/iaa22_vm, where stockholders will be able to listen to the meeting live, submit questions and vote online. To attend the Annual Meeting as a stockholder and have the ability to vote and/or submit a comment or question during the Annual Meeting, you will need to pre-register by 9:00 a.m. Eastern Daylight Time on June 14, 2022. See “Virtual Annual Meeting” for additional information. Our proxy materials are first being mailed to stockholders on or about May 2, 2022.

Q: What is the purpose of the Annual Meeting?

A:	At the Annual Meeting, stockholders will be asked to consider and vote on the following matters, as well as any other business properly brought before the Annual Meeting:

●	Proposal No. 1: To elect each of the six director nominees named in this Proxy Statement to the Board of Directors to serve until our 2023 annual meeting of stockholders and until their respective successors are elected and qualified.

●	Proposal No. 2: To approve, on an advisory basis, the compensation of our named executive officers.

●	Proposal No. 3: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2023.

Q: Who is entitled to vote?

A:	Only the holders of record of the shares of our common stock at the close of business on April 18, 2022, the Record Date, are entitled to notice of and to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter voted upon at the Annual Meeting. As of the Record Date, 134,147,229 shares of common stock were outstanding.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a “stockholder of record” with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to attend and vote at the Annual Meeting.

Beneficial Owner. If your shares are held by a broker, bank or other nominee, you hold your shares in “street name” and are considered a “beneficial owner” with respect to those shares. These proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and are also invited to attend and vote at the Annual Meeting.

Q: What is a broker non-vote?

A:	If you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal No. 3 (the ratification of the appointment of KPMG as our independent registered public accounting firm for 2022) is considered routine under applicable rules of the NYSE, while each of the other proposals to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal No. 3 at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal No. 3 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

Q: What are the Board’s voting recommendation, and what are the standards for determining whether a proposal has been approved?

A:	Proposal	Voting Choices and Board Recommendation	Voting Standard	Effect of Abstention	Effect of Broker Non-Vote
	1. Election of Directors	● Vote “FOR” any nominee ● Vote “AGAINST” any nominee ● Abstain from voting for specific nominees The Board recommends a vote “FOR” each of the six director nominees.	More votes “FOR” than “AGAINST”	No effect	No effect
2. Advisory Vote to Approve Named Executive Officer Compensation

● Vote “FOR” the advisory proposal

● Vote “AGAINST” the advisory proposal

● Abstain from voting on the advisory proposal

The Board recommends a vote “FOR” the advisory vote to approve the compensation of our named executive officers.

			Majority of the shares represented at the Annual Meeting and entitled to vote on Proposal No. 2	Vote against	No effect
3. Ratification of Independent Registered Accounting Firm

● Vote “FOR” the ratification

● Vote “AGAINST” the ratification

● Abstain from voting on the ratification

The Board recommends a vote “FOR” the ratification of the appointment of KPMG as our independent registered accounting firm for 2022.

			Majority of the shares represented at the Annual Meeting and entitled to vote on Proposal No. 3	Vote against	Not applicable

Q: How can I vote my shares and participate at the Annual Meeting?

A:	We are holding the Annual Meeting virtually via live audio webcast at www.cesonlineservices.com/iaa22_vm. The Annual Meeting will begin promptly at 9:00 a.m., Eastern Daylight Time. Please allow ample time for online check-in, which will begin at 8:30 a.m. Eastern Daylight Time. See “Virtual Annual Meeting” for additional information.

We encourage you to vote in advance of the Annual Meeting. Stockholders that pre-register for the Annual Meeting may vote during the Annual Meeting by accessing the electronic ballot that will be available on the Annual Meeting website during the Annual Meeting.

If you hold your shares of common stock in street name and intend to vote during the Annual Meeting, you must obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Follow the instructions provided by broker, bank or other nominee that holds your shares to obtain a legal proxy.

You may submit your legal proxy (in PDF or Image file format) either (a) in advance of the Annual Meeting by attaching the legal proxy in an email to IAARegister@proxy-agent.com or (b) along with your electronic ballot during the Annual Meeting. We must have your legal proxy in order for your vote submitted during the Annual Meeting to be valid. To avoid any technical difficulties on the day of the Annual Meeting, we encourage you to submit your legal proxy in advance by email to IAARegister@proxy-agent.com to ensure that your vote is counted.

Beneficial owners who have previously submitted a legal proxy by email to IAARegister@proxy-agent.com may also vote directly by accessing the electronic ballot that will be available on the Annual Meeting website during the Annual Meeting. Other beneficial owners must upload the legal proxy during the Annual Meeting when completing the ballot.

Q: How can I vote my shares without attending the Annual Meeting?

A:	If you hold your shares directly as the stockholder of record, you may vote without attending the Annual Meeting in one of the following manners:

By Internet. Go to www.proxyvote.com and follow the instructions. You will need the control number included on your proxy card;

By Telephone. Dial the telephone number shown on your proxy card. You will need the control number included on your proxy card; or

By Mail. Complete, date and sign your proxy card and mail it using the enclosed, preaddressed, postage paid envelope.

If you vote on the Internet or by telephone, you do not need to return your proxy card. Internet and telephone voting for stockholders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Daylight Time, on June 14, 2022. If you choose to vote by mail, your proxy card must be received by 11:59 p.m., Eastern Daylight Time, on June 14, 2022 in order for your shares to be voted at the Annual Meeting.

If you hold your shares of common stock in street name, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you. If you vote by Internet or telephone, then you need not return a written voting instruction form by mail. Please comply with the deadlines for voting included in the voting instruction form provided by the broker, bank or other nominee that holds your shares.

Q: What is the quorum requirement for the Annual Meeting?

A:	A quorum of stockholders is necessary to hold the Annual Meeting. A quorum at the Annual Meeting exists if the holders of a majority of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting is present in person or represented by proxy. Abstentions and broker non-votes are counted as present for establishing a quorum.

Q: What happens if I do not give specific voting instructions?

A:	Stockholder of Record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions on one or more of the proposals, then the proxy holders will vote your shares in the manner recommended by the Board on those proposals as presented in this Proxy Statement.

Beneficial Owner. If you hold your shares of common stock in street name through a broker, bank or nominee, please refer to the instructions provided by the broker, bank or other nominee that holds your shares for an explanation of how your shares will be voted if you sign and return a voting instruction form without giving specific voting instructions on one or more of the proposals.

Q: How will voting on any other business be conducted?

A:	As to any other business that may properly come before the Annual Meeting, all properly submitted proxies will be voted by the proxyholders named in the proxy card, in their discretion, on such matters. We do not presently know of any other business that may come before the Annual Meeting.

Q: What does it mean if I receive more than one proxy card or voting instruction form?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy card or voting instruction form you receive.

Q: Can I revoke my proxy or change my vote?

A:	Yes. If you hold your shares directly as the stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting by:

● providing written notice of revocation to the Secretary of the Company at Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154;

● submitting a valid, later-dated proxy by mail, the Internet or telephone; or

● attending the Annual Meeting online and voting during the meeting, which will automatically cancel any proxy previously granted.

Please note that your attendance at the Annual Meeting alone will not cause your previously granted proxy to be revoked unless you vote online during the Annual Meeting. Any change to your proxy that is provided by telephone or the Internet must be submitted by 11:59 p.m., Eastern Daylight Time, on June 14, 2022.

If your shares are held in “street name,” in most instances you may change any previous voting instructions by submitting new voting instructions to the broker, bank or other nominee holding your shares by the deadline specified by your broker, bank or nominee or by attending the Annual Meeting online and voting during the meeting. Please follow the voting instructions provided by your broker, bank or other nominee to find out how to change your voting instructions.

Q: Who will bear the cost of soliciting proxies for the Annual Meeting?

A:	The Company pays the cost of soliciting your proxy and reimburses brokers and others for forwarding to you the proxy materials as beneficial owners of our common stock. The Company’s directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

Q: Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting.

Q: How can I attend the Annual Meeting?

A:	The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted through a live audio webcast. There will be no physical meeting location. You are entitled to participate in the Annual Meeting only if you were a Company stockholder as of the close of business on April 18, 2022 or if you hold a valid proxy for the Annual Meeting. In order to have the ability to vote and/or submit a question during the Annual Meeting, you will need to pre-register by 9:00 a.m. Eastern Daylight Time on June 14, 2022. The Annual Meeting will begin promptly at 9:00 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 8:30 a.m., Eastern Daylight Time, and you should allow ample time to log in to the meeting and test your device’s audio capabilities prior to the start of the meeting. See “Virtual Annual Meeting” for additional information.

IAA is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information electronically filed by the Company with the SEC are available without charge on the SEC’s website at www.sec.gov. These materials are also available free of charge on our corporate website at https://investors.iaai.com/ as soon as reasonably practicable after they are filed or furnished with the SEC.

The Company will provide without charge to each person solicited hereby, upon the written or oral request of any such persons, copies of the Company’s 2021 Annual Report, including financial statements and financial statement schedules. Requests for such copies should be addressed to Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154, Attn: Secretary or by telephone at (708) 492-7000.

You may also access additional information about the Company at our website, http://www.iaai.com. References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement.

We do not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxies solicited hereby will be voted at the discretion of the named proxy holders.

As permitted by the Exchange Act, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address and who did not otherwise receive their proxy materials electronically, unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact Broadridge Financial Solutions, Inc. Requests for additional copies or requests for householding for this year or future years should be directed in writing to Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717 or by telephone at 1-800-579-1639.

You may vote on the Internet, by telephone (if available), or by completing and mailing a proxy card or voting instruction form in the preaddressed, postage paid envelope provided to you. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting.

WE URGE YOU TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

May 2, 2022

Adjusted earnings before interest, income taxes, depreciation and amortization, or Adjusted EBITDA, is a non-GAAP financial measure calculated as net income before income taxes, interest expense, and depreciation and amortization, or EBITDA, and further adjusted for items that management believes are not representative of ongoing operations including, but not limited to, (a) non-income, tax-related accruals, (b) fair value adjustments related to contingent considerations, (c) severance, restructuring and other retention expenses, (d) for periods prior to the first quarter of 2021, incremental costs and expenses associated with COVID-19, including cleaning services, cleaning supplies and personal protective equipment, (e) the net loss or gain on the sale of assets or expenses associated with certain M&A, financing and other transactions, (f) acquisition costs, and (g) certain professional fees, as well as (h) gains and losses related to foreign currency exchange rates. We believe this measure provides useful information regarding our operational performance because it enhances an investor’s overall understanding of our core financial performance and helps investors compare our performance to prior and future periods. Adjusted EBITDA should be considered in addition to, and not as a replacement for or superior to, net income, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. Management uses this financial measure and key performance indicators to assess the Company’s financial operating performance, and we believe that this measure provides useful information to investors by offering additional ways of viewing the Company’s results, as noted above.

Reconciliation of Adjusted EBITDA

(Dollars in Millions)

	Fiscal Year Ended
	January 2,	December 27,	December 29,
	2022	2020	2019
Net income	$294.4	$194.8	$193.2
Add: income taxes	$93.6	$62.2	$69.0
Add: interest expense, net	$57.7	$56.0	$55.7
Add: depreciation & amortization	$86.5	$81.1	$88.4
EBITDA	$532.2	$394.1	$406.3
Add back non-GAAP adjustments:
Non-income, tax related accrual	2.7	—	—
Spinoff costs	—	—	3.5
Fair value adjustments related to contingent consideration	2.3	—	—
Retention / severance / restructuring	2.3	3.0	1.7
COVID-19 related costs	—	1.0	—
Gain on sale of assets	(0.1)	(0.7)	(0.1)
Acquisition costs	6.6	—	0.2
Professional fees	1.0	1.4	—
Non-operating foreign exchange loss (gain)	0.3	(0.3)	0.1
Adjusted EBITDA	$547.3	$398.5	$411.7

Note: Amounts will not always recalculate due to rounding.

IAA, INC
TWO WESTBROOK CORPORATE CENTER
SUITE 500
WESTCHESTER, IL 60154

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.cesonlineservices.com/iaa22_vm**

You must pre-register to attend the meeting by visiting the website above by 9:00 a.m. Eastern Time the date before the meeting date. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D86025-P66272 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

IAA, INC.

The Board of Directors recommends you vote FOR each of the director nominees listed in the following proposal, to serve until our 2023 annual meeting of shareholders and until their respective successors are duly elected and qualified:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Brian Bales	☐	☐	☐
1b. Bill Breslin	☐	☐	☐
1c. Gail Evans	☐	☐	☐
1d. Sue Gove	☐	☐	☐
1e. Olaf Kastner	☐	☐	☐
1f. John P. Larson	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
3. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2023.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Notice and Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com.

D86026-P66272

IAA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
June 15, 2022

The undersigned shareholder(s) hereby appoint(s) John W. Kett and John P. Larson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of IAA, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., Eastern Time on Wednesday, June 15, 2022, by virtual shareholder meeting only at www.cesonlineservices.com/iaa22_vm, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S) HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE